Registration No. 333-199652

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MediJane Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	5122	46-0525378
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

2011 Ken Pratt Boulevard

Suite 300

Longmont, CO 80501

Telephone: (855) 933-3499

(Address and telephone number of registrant's

principal executive offices)

Russell Stone

2011 Ken Pratt Boulevard

Suite 300

Longmont, CO 80501

Telephone: (855) 933-3499

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting registrant.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting registrant [x]

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (2)
Common shares	14,666,667	$0.09	1,320,000	$153.38
Common shares underlying the warrants outstanding (3)	13, 866,667	$0.20	2,773,333	$322.27
Total	28,533,334	-	4,093,333	$475.65

(1)

Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2)

Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(3)

Represents shares of the registrant’s common stock being registered for resale that will be acquired upon the exercise of outstanding warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus                         Dated March 20 , 2015

MediJane Holdings Inc.

14,666,667 Common Shares on Behalf of Selling Shareholders

13,866,667 Common Shares to be Issued Upon Exercise of Warrants

This prospectus relates to the offer and sale of up to 14,666,667 common shares on behalf of selling shareholders.  It also relates to the 13,866,667 common shares to be issued upon exercise of the outstanding warrants.  We will not receive any cash or other proceeds in connection with the subsequent sale by the selling shareholders.  We will bear the costs relating to the registration of these common shares, but we will not pay any of the selling commissions, brokerage fees and related expenses.

Our common stock is currently quoted on the OTCQB under the symbol “MJMD.” Only a limited public market currently exists for our common stock.  The closing price of our common stock on March 19 , 2015 was $0.002 per common share.

The selling shareholders may sell at prevailing prices or privately negotiated prices.  We will not control or determine the price at which a selling shareholder decides to sell its shares.  Brokers or dealers effecting transaction in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

No underwriter or person has been engaged to facilitate the sale of common shares in this offering.

Investing in our common stock involves a high degree of risk.  Consider carefully the risk factors beginning on page 8 in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

General

The registrant was incorporated under the laws of the State

of Nevada on April 21, 2009.

Operations

The registrant is a sales and distribution company focused on cannabinoid infused products for the treatment of medical conditions.

Our auditor’s report for the fiscal year ended February 28, 2014 includes an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

Common Shares

Outstanding

361,322,812

Common Shares

Outstanding upon Conversion

Of all Outstanding

Warrants

1,159,943,334

Sales by Selling

Shareholders

The selling shareholders may sell at prevailing prices or privately negotiated prices.  We are registering common shares on behalf of the selling shareholders in this prospectus. We are not selling any common shares on behalf of selling shareholders and have no control or effect on the selling shareholders.

Use of Proceeds

We will not receive any cash or other proceeds in connection with the subsequent sale by the selling shareholders.

Funds received from the exercise of warrants, if any, will be used for working capital needs.

Termination of the

  Offering

The offering will commence on the effective date of this prospectus and will terminate on or before March 31, 2016.

OTCQB Trading Symbol

Our common shares are traded on the OTCQB under the symbol “MJMD”.

Risk Factors

The common shares offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

RISK FACTORS

Our business will be subject to numerous risk factors, including the following:

1.

Health, wellness and cannabinoid industry investing is highly speculative and there can be no assurance that the registrant will ever achieve profitable operations.

The registrant intends to engage in the health, wellness and cannabinoid industry that is speculative and involves a high degree of risk.   Cannabinoids are a class of diverse chemical compounds that act on cannabinoid receptors on cells that repress neurotransmitter release in the brain.   The health, wellness and cannabinoid industries are speculative and are significantly affected by changes in economic and other conditions, such as:

•

employment levels;

•

construction costs;

•

climate conditions;

•

natural disaster;

•

acts of war;

•

availability of financing;

•

local and national economics;

•

interest rates; and

•

consumer confidence.

These factors can negatively affect the demand for and pricing of the registrant's projects and margin on sale. The registrant is also subject to a number of risks, many of which are beyond the registrant's control, including but not limited to:

•

changes in governmental regulations

•

increases or decreases in harvesting production

•

labor strikes

•

changes in the health, wellness and cannabinoid industries and government  policy; and

•

distribution costs

2.

We cannot offer any assurance as to our future financial results.  We have received a going concern opinion from our auditors.  You may lose your entire investment.

Our independent auditors have included in their audit report, included with this prospectus, an explanatory note regarding our ability to continue as a going concern.  We cannot assure you that we will be able to generate sufficient revenue to achieve profitability. At this current time, we cannot predict with assurance the potential success of our business.  This increases the risk that we may not be able to continue as a going concern.

2.

The registrant is dependent on the services of certain key employees and the loss of their services could harm the registrant's business.

The registrant's success largely depends on the continuing services of its officers, and there is presently no key man insurance policy on either officer.  The registrant believes that Russell Stone possesses valuable business experience and leadership abilities that would be difficult in the short term to replicate.

3.

Our future success depends, to a significant extent, on our ability to attract, train and retain management, operations and technical personnel.

Recruiting and retaining capable personnel, particularly those with expertise in the health, wellness and cannabinoid industries, are vital to our success. If we are unable to attract and retain qualified associates, our business may be materially and adversely affected.

4.

Our control shareholders may effectively exercise control over matters requiring shareholder approval.

Caduceus Industries LLC and Phoenix Bio Pharmaceuticals Corporation, a Colorado corporation, beneficially directly or indirectly own or control approximately 45 % of our outstanding common shares.   They effectively have the power to elect all of the directors and control the management, operations and affairs of the registrant.   Their ownership may discourage someone from making a significant equity investment in the registrant, even if we needed the investment to operate our business. Their holdings could be a significant factor in delaying or preventing a change of control transaction that other shareholders may deem to be in their best interests, such as a transaction in which the other shareholders would receive a premium for their shares over their current trading prices.

5.

We will be subject to risks generally incident to the health, wellness and cannabinoid industry industries.  We may never be profitable.

We will be subject to the risks generally incident to the health, wellness and cannabinoid industries, including: uncertainty of cash flow to meet fixed and other obligations; adverse changes in local market conditions, population trends, neighborhood values, community conditions, general economic conditions, local employment conditions, interest rates, and real estate tax rates; changes in fiscal policies; changes in applicable laws and regulations (including tax laws); uninsured losses and other risks that are beyond the control of the registrant. There can be no assurance of profitable operations.  Moreover, although we expect to obtain insurance to cover most casualty losses and general liability arising from sale of our products, no insurance will be available to cover cash deficits from ongoing operations.

6.

O ur product s are subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

Our product s contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA.  Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, are not currently recognized as "accepted medical use" in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.   Our products are federally considered a Schedule 1 controlled substance.  As a result, we only sell our products within states that have passed marijuana laws allowing for the sale of Schedule 1 products.

While cannabis is a Schedule I controlled substance, products approved for medical use in the United States that contain cannabis or cannabis extracts may be required to be placed in Schedules II—V, since approval by the FDA satisfies the "accepted medical use" requirement. If any proposed products developed receive FDA approval, the DEA will make a scheduling determination and place it in a schedule other than Schedule I in order for it to be prescribed to patients in the United States. Consequently, its manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use may be subject to a significant degree of regulation by the DEA.   Our failure to comply with these regulations could result in the loss of our DEA registration, civil penalties or criminal prosecution.   In addition, the scheduling process may take one or more years, thereby delaying the launch of any product in the United States.  Furthermore, if the FDA, DEA, or any foreign regulatory authority determines that any product may have potential for abuse, it may require us to generate more clinical or other data than we currently anticipate to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of any proposed product.

The DEA, and some states, also conduct periodic inspections of registered establishments that handle controlled substances.  Facilities that conduct research, manufacture, store, distribute, import or export controlled substances must be registered to perform these activities and have the security, control and inventory mechanisms required by the DEA to prevent drug loss and diversion.  Failure to maintain compliance, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, results of operations, financial condition and prospects.  The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to revoke those registrations.  In certain circumstances, violations could lead to criminal proceedings.

7.

Compliance with DEA registration and inspection of facilities could negatively affect our operations.

Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA or other state reporting agency to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years.  The DEA conducts periodic inspections of certain registered establishments that handle controlled substances.  Obtaining the necessary registrations may result in delay of the importation, manufacturing or distribution of any products.

Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations.  The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

8.

Compliance with state-controlled substances laws could negatively affect our operations.

Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule any product candidates as well.  While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

9.

Clinical trials are subject to DEA registration and approval.    Any delays or denials could negatively affect operations.

Because the proposed products of our project developers contain cannabis extracts, which are Schedule I substances, to conduct clinical trials in the United States prior to approval, each of the research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense the products and to obtain the product from a supplier. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and the clinical trial sites could be lost. The supplier for the clinical trials must also obtain a Schedule I registration.

10.

Manufacture in the United States may be subject to the DEA’s annual manufacturing and procurements quota requirements.

If, because of a Schedule II classification or voluntarily, a project developer were to conduct manufacturing or repackaging/relabeling in the United States, they would be subject to the DEA's annual manufacturing and procurement quota requirements.  Additionally, regardless of the scheduling of any product, cannabis comprising the active ingredient in the final dosage form are currently Schedule I controlled substances and would be subject to such quotas as these substances could remain listed on Schedule I.

The annual quota allocated to us or our contract manufacturers for the active ingredient in any product may not be sufficient to meet commercial demand or complete clinical trials.  Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers', procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position and operations.

11.

Distribution in the United States requires DEA registration and authority that could be time-consuming and costly.

If a product is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA registrations and authority to distribute the product to pharmacies and other health care providers. We would need to identify distributors to distribute the product to pharmacies; these distributors would need to obtain Schedule II or III distribution registrations.  The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us.  If a product is a Schedule II drug, pharmacies would have to maintain enhanced security with alarms and monitoring systems and they must adhere to recordkeeping and inventory requirements.  This, coupled with the fact that a product must be refrigerated, may discourage some pharmacies from carrying the product. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II products.

12.

Lack of diversification could result in additional risk exposure.

As the registrant expects to sell its products primarily in target markets, the registrant may be unable to achieve optimal diversification to properly hedge the registrant’s risk exposure to the asset class.  If one or more of these markets experiences an economic downturn or suffers from a catastrophic natural disaster, such as a hurricane, tornado, earthquake, tidal wave, tropical storm, flood, mudslide or severe erosion or accretion, the value of the registrant’s assets may decrease rapidly.  Declines in the health, wellness and cannabinoid industries markets in any of the target markets may reduce the returns on investment.

13.

Acts of terrorism could have a negative effect on the valuation of our investments.

The impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States may have an adverse impact on interest rates, the availability of financing, raw materials, oil, gas, electricity, water, energy or other factors.   These events could reduce the value of the registrant’s assets.

14.

The registrant has limited financial resources and has not received any revenues from operations.

The registrant has limited financial resources, and its business is subject to significant risks and competition. The registrant’s profitability may be diminished if it incurs significant operating losses or become subject to significant liabilities that impede their operational efficiency.

15.

Our inability to obtain adequate insurance could subject us to additional risk of loss or additional expenses.

The registrant may not be able to obtain adequate insurance with respect to the registrant’s products, or may not be able to obtain insurance on reasonable terms.  Failure to obtain insurance or the excessive costs of insurance may expose the registrant to additional risk of loss or additional expenses to which it would not otherwise be subject.

16.

An inability to maintain sufficient reserves could result in additional debt borrowings and negatively affect the operations of the registrant.

A portion of the registrant’s gross income may be held as working capital reserves to meet the registrant’s expenses. Such expenses include those related to the sale and distribution of our products, management and the preparation of income tax information.  To the extent that such reserves prove inadequate to defray the registrant’s costs and expenses or unanticipated costs and expenses, it could be necessary for the registrant to attempt to borrow additional funds.    In the event such financing is not available on acceptable terms, management may, although is not required to, advance such sums, or the registrant could be required to liquidate one or more of its investments, which might not be on terms favorable to the registrant.

17.

If product liability lawsuits are successfully brought against us, we will incur substantial liabilities and may be required to limit the commercialization of our products.

We face potential product liability exposure in jurisdictions where we market and distribute our products.  We may face exposure to claims by an even greater number of persons if we begin marketing and distributing our products commercially in the United States and elsewhere, including those relating to misuse of our products.  Now, and in the future, an individual may bring a liability claim against us alleging that one of our products caused an injury.  While we continue to take what we believe are appropriate precautions, we may be unable to avoid significant liability if any product liability lawsuit is brought against us.  If we cannot successfully defend ourselves against product liability claims, or if our insurance coverage is inadequate, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•

decreased demand for our products;

•

injury to our reputation;

•

withdrawal of clinical trial participants;

•

costs of related litigation;

•

substantial monetary awards to patients and others;

•

increased cost of liability insurance;

•

loss of revenue; and

•

the inability to successfully commercialize our products.

Risks Associated with our Common Stock

18.

There is only a limited trading market for our common stock and if an active market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently only a limited trading market for our common stock and such a market may not develop or be sustained.  If an active public market for our common stock does not develop, then shareholders may not be able to resell the common shares that they have purchased and may lose all of their investment.

If we establish an active trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of exploration stage companies, which may affect the market price of our common stock in a materially adverse manner.

Currently, our stock prices are quoted on the OTCQB.  The OTCQB tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks.   There is a greater chance of market volatility for securities that trade on the OTCQB as opposed to a national exchange or quotation system.   This volatility may be caused by a variety of factors, including:

  a.

  The lack of readily available price quotations;

  b.

The absence of consistent administrative supervision of "bid" and "ask"

          quotations;

  c.

  Lower trading volume; and

  d.

  Market conditions.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market.  In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

19.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

20.

We may in the future issue additional common shares that would reduce a shareholder’s ownership interest in our company and which may dilute their share value.

Our Articles of Incorporation authorizes the issuance of 1,000,000,000 common shares, par value $0.001 per common share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

21.

Our outstanding warrants may have an adverse effect on the market price of our common stock.

As of the date of this prospectus, we had outstanding warrants to purchase 33 ,866,667 common shares. Such securities, when exercised, will increase the number of issued and outstanding common shares. Therefore, the sale, or even the possibility of sale, of the common shares underlying the options and warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing.  If and to the extent these warrants are exercised, you may experience dilution in your holdings.

22.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations that may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

23.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

28.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our results of operations.

As a public registrant, we will incur legal, accounting and other expenses that we did not incur as a private registrant, including costs associated with public registrant reporting and corporate governance requirements.  These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules implemented by the Securities and Exchange Commission and other applicable securities or exchange-related rules and regulations.  In addition, our management team will also have to adapt to the requirements of being a public registrant.  We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

The increased costs associated with operating as a public registrant will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services.  Additionally, if these requirements divert our management’s attention from other business concerns, our results of operations could be adversely affected.

29 .

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

~~a)~~

  fund our operations;

b)

respond to competitive pressures;

c)

take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and

d)

develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of the registrant, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock.  If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

30 .

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may result in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

One of our business strategies is to acquire competing or complementary services, technologies or businesses.   In connection with one or more of those transactions, we may:

a)

issue additional equity securities that would dilute our stockholders;

b)

use cash that we may need in the future to operate our business;

c)

incur debt on terms unfavorable to us or that we are unable to repay;

d)

incur large charges or substantial liabilities;

e)

encounter difficulties retaining key employees of the acquired company or

f)

integrating diverse business cultures;

g)

become subject to adverse tax consequences, substantial depreciation or deferred compensation charges; and

h)

encounter unfavorable reactions from investment banking market analysts who disapprove of our completed acquisitions.

31 .

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

We will not receive any cash or other proceeds in connection with the subsequent sale by the selling shareholders.

Funds received from the exercise of warrants, if any, will be used for working capital purposes.

DETERMINATION OF OFFERING PRICE

The offering price of the securities offered by our selling shareholders will be determined by the prevailing market price for the common shares at the time of sale or negotiated transactions.

PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

This prospectus relates to the resale of 14,666,667 common shares by the selling shareholders ~~.~~ and to the 13,866,667 common shares underlying the warrants outstanding.  The common shares may be priced at prevailing market prices or privately negotiated prices.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling shareholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not affected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

The 14,666,667 common shares offered by the selling shareholders and the 13,866,667 common shares underlying the warrants, once converted, may be sold without limitation by one or more of the following methods:

Ordinary brokerage transactions and transactions in which the broker solicits purchases; and face-to-face transactions between sellers and purchasers without a broker-dealer.  In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.

The selling shareholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering.  The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

The shares may be sold or distributed from time to time by the shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.  The distribution of the shares may be effected in one or more of the following methods:

   (a)

  o rdinary brokerage transactions and transactions in which the broker solicits purchasers;

   (b)

privately negotiated transactions;

   (c)

market sales (both long and short to the extent permitted under the federal securities laws);

   (d)

  at the market to or through market makers or into an existing market for the shares;

   (e)

  through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

   (f)

  a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of the common shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The shareholders and any broker-dealers or agents that participate with the shareholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act

Selling Shareholders

The table below sets forth information with respect to the resale of common shares by the selling shareholders.  We will not receive any proceeds from the resale of common stock by the selling shareholders for shares currently outstanding.

Pursuant to this prospectus, the registrant shall register 14,666,667 common shares currently outstanding on behalf of selling shareholders.  The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders.  In addition, pursuant to this prospectus, the registrant shall register 13,866,667 common shares to be issued upon exercise of the outstanding warrants.

Name	# of Shares Being Registered	Total Shares Before Offering	Total Shares After Offering	% After Offering	Total Shares After Conversion of Warrants
YP Holdings, LLC(1)	6,666,667	6,666,667	0	0	13,333,334
Infineum Capital(2)	8,000,000	8,000,000	0	0	0
David Pitt(3)	0	0	0	0	453,333
Moody Capital LLC(4)	0	0	0	0	80,000

(1) YP Holdings, LLC is owned by Michal Yurkowsky, an unrelated party.

(2) Infineum Capital is owned by Vince Coviello, an unrelated party.

(3) David Pitt is an unrelated party.

(4) Moody Capital LLC is owned by an unrelated party.

The 13,866,667 common shares are to be issued upon the conversion of the outstanding warrants, with a conversion price of $0.20 per share.  The warrants are exercisable for five years from the date of issuance.  They can be exercised by paying the price for shares as stipulated by the warrant, or through cashless exercise, through which the purchaser will be issued a number of shares equal to the number of warrant shares applied to the subject exercise multiplied by the current market price on the date of conversion minus the exercise price on that date.  This total is then divided by the current market price on the date of conversion.  The cashless exercise may only be exercised after six months have passed from the original issuance of the warrants.

Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated.  Brokers and dealers and any other participating brokers or dealers may be deemed to be underwriters within the meaning of the Securities Act, in connection with any sales.

The selling shareholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

As a result of these shares being registered under the Securities Act, selling shareholders who subsequently resell the shares to the public themselves may be deemed to be underwriters with respect to the common shares for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact.  We have agreed to indemnify the selling shareholders regarding such liability.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering.  The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

Penny Stock

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock on the OTC Bulletin Board is below $5.00 per share.  As a result, our common stock will be subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

   -  Make a suitability determination prior to selling penny stock to the purchaser;

   -  Receive the purchaser’s written consent to the transaction; and

   -  Provide certain written disclosures to the purchaser.

DESCRIPTION OF BUSINESS

The registrant was incorporated in the State of Nevada on April 21, 2009, under the name Mokita Exploration, Ltd.  The registrant originally intended to develop its business as a mineral exploration company, however, due to the low supply of potentially profitable mining properties, our company abandoned its original plan and restructured its business strategy.  We then focused our efforts on developing a business as a provider of credit card payment services for Canadian customers.  To reflect the registrant’s new focus, on February 5, 2010, we filed a Certificate of Amendment to the Articles of Incorporation changing our name to Mokita, Inc.

We decided to enter the oil and gas industry because we were seeking out viable options to create value for our shareholders.  On July 20, 2011, we filed a Certificate of Amendment to the Articles of Incorporation changing our name to Mokita Ventures, Inc., to reflect our company’s new business plan.  The name change to Mokita Ventures, Inc. was subsequently rejected by the Financial Industry Regulatory Authority and accordingly, on May 30, 2013, we filed a Certificate of Amendment to the Articles of Incorporation to restore our name to Mokita, Inc.

On February 27, 2014, there was a change of control of the registrant.  On February 28, 2014, our board of directors and a majority of holders of the registrant’s voting securities approved a change of name of the registrant to MediJane Holdings Inc.  A Certificate of Amendment to effect the change of name was filed and became effective with the Nevada Secretary of State on March 4, 2014.  A Certificate of Correction was subsequently filed with the Nevada Secretary of State on March 6, 2014 to correct a spelling error in the registrant’s new name.  These amendments have been reviewed by FINRA and were approved for filing with an effective date of March 12, 2014.  The name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on March 12, 2014 under our new ticker symbol "MJMD".

On March 17, 2014, the registrant formed MediHoldings, Inc., a Colorado corporation as a wholly-owned subsidiary.

On June 27, 2014, the registrant formed MediSales (CA), Inc., a California corporation, as a wholly-owned subsidiary.

Operations

After the change of control on February 27, 2014, the registrant became a sales and distribution company focused on cannabinoid infused products for the treatment of medical conditions , currently being launched in Colorado and California.

License Agreement.

On March 14, 2014, the registrant entered into a license agreement with Phoenix Bio Pharmaceuticals Corporation.  Pursuant to the license agreement, Phoenix Bio Pharm has granted to the registrant an exclusive license for the territory of North America to exploit all presently owned and after-acquired intellectual property rights and know-how of Phoenix Bio Pharm related to certain medical cannabinoid products and delivery systems for the treatment and management of illnesses.  Products falling under the license will include the following medicinal cannabis products: transdermal patches, orally administered extracts, concentrated extracts for vaporizers and inhalers, sublingual and buccal dispensing products and extraction technology, suppository delivery systems, salves, creams, gels, lotions, and liquid extracts, and any products or active ingredients sourced through Phoenix Bio Pharm affiliates or third party suppliers or licensors.

The registrant will also have the right to sublicense the rights acquired pursuant to the license agreement and to use and develop copyrighted materials of Phoenix Bio Pharm for marketing and distribution purposes.   In consideration of the acquired license, the Company issued 26,000,000 shares of common stock to Phoenix Bio Pharm, valued at $13,000,000 based on a discounted cash flow model and the fair value of the assets acquired in the license agreement. The Company will amortize the cost of the License Agreement over the ten year life beginning in August 2014, when sales of licensed products commenced  As of November 30, 2014, the Company has recorded $28,260 of amortization expense related to this agreement.

On January 5, 2015, the Company entered into an additional license agreement with Phoenix Bio Pharmaceuticals Corporation to expand the territories covered under its original license agreement dated March 14, 2014.  Under the terms of the additional license agreement, the Company acquired the marketing rights to distribute products developed by Phoenix Bio Pharmaceuticals Corporation in Australia and New Zealand for ten years.  In exchange for the license, the Company issued 250,000,000 restricted common shares at $0.016 per common share, for an aggregate value of $4,000,000.  This amount represents 33% over the market value on the date of execution of the license agreement.  The Company will begin to amortize the value of the license agreement upon the first sale in one of the two countries covered by the license, and will continue to amortize over the life of the license agreement.

Products

The registrant is currently working with physicians, scientists, engineers and other professional in the United States and internationally to formulate a wide range of product delivery systems to assure our products are a precise and safe alternative as a potential treatment for chronic illness.  These statements have not been evaluated by the Food and Drug Administration.  These products are not intended to diagnose, treat, cure or prevent disease.

During 2014, the registrant has launched the following products for medicinal use in the State of California:

MediJane Transdermal Patches. Developed out of the commitment for accurate dosing and the application of pharmaceutical grade delivery methods within the cannabis industry.  Six (6) formulations of patches are in development with ongoing research for many more to come.  The patches retail for approximately $8-$12.50 per patch.

Medi-Strip Relaxation: Medi-Strips are a thin-film strip designed for relaxation and relief of pain and inflammation.  The strips retail for approximately $7.50 per patch.

The registrant seeks to distribute its products in states where medical and recreational use of marijuana products are approved, it plans to distribute and sell future products, including but not limited to:

MediJane Capsules. Activated cannabinoid capsules that contain specific non-psychoactive and psychoactive ratios utilizing natural uptake agents for low dose flexibility for the potential of controlling inflammation, muscle spasms, neuropathic pain and many other ailments.  The capsules shall retail at $50-$75 per package.

Vaporizing Pharmaceutical Grade Cannabis.  Vaporizing is a common technique for consuming marijuana, while, at the same time, negating many irritating respiratory toxins that exits within the grown marijuana flower and are released when smoked.  Each product package shall retail at $50-$75 per package.

Medi -Mist Oral Spray.  Sublingual sprays provide effective, fact acting cannabinoid delivery because they are generally accepted as allowing direct access to the blood stream.  Each spray of MediJane Medi -mist delivers 2.5 mg of cannabinoids.  Every patient’s metabolism is different and dosage needs vary.  Each bottle shall retail for $45-$60 per bottle.

CannaVest Corp.

On December 23, 2014, the registrant entered into an agreement to purchase $1,200,000 worth of raw material inventory to be obtained from CannaVest Corp. to use in the Company’s cannabidiol product formulations, and a convertible promissory note for $1,200,000 with CannaVest Corp.  The note accrues simple interest at a rate of 10% per annum and is due and payable in six months from the date of issue.  The note cannot be prepaid.  At any time, the outstanding principal amount of this note and all accrued but unpaid interest under this note can be converted into common shares at a price equal to the lesser of $0.02 per common share, the closing sale price, or the average of the lowest closing sale prices of the Company’s common shares during the five trading day period immediately preceding the date of such determination.  Should the Company default on this convertible promissory note, all outstanding obligations payable by the Company are immediately due and payable.  In addition, CannaVest Corp. may exercise any other right, power or remedy permitted by law.  Further, upon even of default, all unpaid obligations under this note shall bear interest at the rate of 12% per annum.

In connection with the convertible promissory note dated December 23, 2014, the Company subsequently issued warrants to purchase 20,000,000 common shares at an exercise price of $0.02 per common share to Kisha Spendthrift Trust, an affiliate of CannaVest Corp.  These warrants were issued on January 6, 2015.  In exchange for these warrants, the Company shall have access to the technical and management staff of CannaVest Corp. for the development of products to be manufactured from cannabidiol sourced from CannaVest Corp.  The Company has valued these warrants using the black scholes option pricing model at $197,663 and will record the expense related to the warrants in its fourth fiscal quarter .

Competition

The cannabinoid delivery industry is currently experiencing a limited degree of competition with regard to availability, price, service, quality and location.  There are well-established market leaders that are nationally and internationally recognized and which possess substantially greater financial resources and marketing personnel than us ~~.~~   , such as Cannavest Laboratories and Medial Marijuana Inc,  It is also likely that other competitors will emerge in the near future.  There is no assurance that we will compete successfully with other established products.  We shall compete on the basis of availability, price, service, quality and location once we secure product lines for distribution.

Marketing Strategy

On May 13, 2014, the registrant entered into a distribution agreement with South Pacific Resources, Inc., DBA GoKush.com LLC that is part of a not-for-profit California Cooperative Corporation that is dedicated to providing safe and legal access to medical marijuana for patients throughout California.  Pursuant to the agreement, amongst other things , GoKush agreed to become the online platform for the ordering and restocking of the registrant’s products in California, and agreed to distribute its new products through the registrant’s sales representatives.  As of October 2014, Medi-Strips have been available for sale through the GoKush online ordering system.

As consideration of the distribution agreement, the registrant issued GoKush 200,000 shares of the Company’s restricted common stock valued at $172,000.  The Company will amortize the cost of the Distribution Agreement over the ten year life beginning October 2014 when on-line sales of product commenced.  As of November 30, 2014, the Company has recorded $250 of amortization expense related to this distribution agreement.

For many decades, all marijuana transactions in the United States were conducted under implicit or explicit prohibition.   Recently, however, states have moved to legalize marijuana for medical purposes, as well as implement regulations for organizations that produce and distribute marijuana. Marijuana is only permissible under certain state laws.   In the last four years, the federal government has signaled its tacit acceptance of these state actions, including the Cole Memo from the Department of Justice .  The Cole Memo provides guidance for United States Attorneys regarding Marijuana enforcement.  The Cole Memo does not provide a legal defense to a violation of federal law, including any civil or criminal violations of the CSA and may not be relied upon to create any rights, substantive or procedural, enforceable at law by any party in any matter, civil or criminal.

Between 1996 and 2014, 23 states and the District of Columbia have enacted laws to legalize medical marijuana.  The states of Colorado and Washington have legalized the recreational use and possession of marijuana.  Internationally, a mix of laws control the market and distribution of medical and recreational marijuana usage and controls relating to cannabinoids. This emerging market presents opportunities to entrepreneurs and investors as well as risks.

We intend to target states where clear laws have been established for the propagation, production, distribution and processing of cannabinoids and marijuana for medical purposes.

Strategic Alliances

Phoenix Bio Pharm is a biopharmaceutical company focused on the acquisition and manufacturing of key intellectual property relating to cannabinoid treatment methodologies and of medical delivery systems for the treatment and management of a wide variety of illness and conditions.

Sales and Marketing

Sales representatives are made up of pharmaceutical and medical appliance trained sales professionals and their roles include the education of medical professionals in their target areas as well as sales to existing dispensaries.

We have initially launched our products in the State of California.  We plan to roll out our products in phases region by region and state by state, in accordance with individual state medical marijuana and cannabis laws.  In the future, we have plans to open branded MediJane wellness clinic’s/dispensaries.

As of January 2015, 23 states plus Washington DC have passed laws for medicinal cannabis use, ranging from cannabidiol (CBD) only to broad spectrum cannabinoid use. In 2012, Colorado and Washington legalized marijuana for recreational use.  In 2014, Oregon and Alaska legalized medical marijuana for recreational use.

The registrant is forming strategic partnerships with pharmaceutical and medical device sales professionals to capitalize on this growing new market.

As published by the Huffington Post in November 2013, the medical marijuana market is larger than the smartphone market.  The registrant believes that the ~~M~~ m edical marijuana is among one of the fastest-growing markets in the United States.  The registrant plans to secure a large share of the market place by providing superior products.   http://www.huffingtonpost.com/2013/11/04/marijuana-market_n_4209874.html

Industry Analysis

The health, wellness and cannabinoid industries in the United States have been growing due to a substantial growth in the numbers of states approving the use of medical and adult-use marijuana and cannabinoid products. Additionally, in recent years, several internationally recognized medical journals and medical professionals including CNN’s chief medical correspondent, Dr. Sanjay Gupta, have published results relating to the use of cannabinoids in the treatment of cancer, childhood seizures, Parkinson’s and Alzheimer’s disease, Multiple Sclerosis and pain management. This swell of interest in alternative health and wellness related to the use of cannabinoids is resulting in the establishment of new opportunities across many industries.  Individual states have passed legislation for the regulation of medical and recreational use, but the lack of federal mandates has created some uncertainty in the industry.

Competitive Analysis

The health, wellness and cannabinoid industries, specifically in states that have passed medicinal marijuana laws, are rapidly evolving and intensely competitive, and we expect that the competition will intensify in the future.  Barriers to entry are minimal. We believe while we currently may have advantages in this market, the growth of this market is able to allow us to take a market share if we can raise sufficient funds to commence full-scale operations.  We will compete on the basis of quality and value, whilst leveraging established brands and operators, and through customer preference.  Our competitors may be well established, substantially larger and have substantially greater market recognition, greater resources and broader capabilities than we have.  There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by the registrant may have a material adverse effect on our business, prospects, financial condition and results of operations

Website/Social Community

Our web site, www.medijane.co currently fills a public and media relations role. Members of the press, present and prospective investors, and other interested parties, can access the latest news and download professionally prepared press releases and high resolution photos; visitors can learn more about the registrant and investors and the public can scroll through our photo galleries to stay abreast of the latest on-site happenings.

Revenue

The registrant will receive revenue from the sales of its licensed products.

Government Regulations

Most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances, including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to the registrant obtaining marketing approval our products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit the products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time.

The cannabis industry faces challenges as a result of federal laws which limit and regulate cannabis products and federal tax laws which make it difficult for us to claim deductions on our tax returns.  The IRS has been enforcing IRC Sec. 280E, a law from the 1970s that bars tax deductions for business expenses incurred by drug dealers.  This law prevents and deduction or credit for any amount paid or incurred during the taxable year in carrying on any trade or business if said trade or business consists of trafficking in Schedule I or II controlled substances which is prohibited by federal law or the law of any State in which the trade or business is being conducted.  This law was intended to stop drug dealers from claiming tax deductions, but the IRS has stated that it applies to medical marijuana companies as well.  The tax court has upheld this interpretation.  As a result of this, we may not be able to claim business deductions on our tax returns.

O ur product s contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA.  Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently "accepted medical use" in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

While cannabis is a Schedule I controlled substance, products approved for medical use in the United States that contain cannabis or cannabis extracts if to be approved federally, must be placed in Schedules II—V, since approval by the FDA satisfies the "accepted medical use" requirement. If any proposed products developed receive FDA approval, the DEA will make a scheduling determination and place it in a schedule other than Schedule I in order for it to be prescribed to patients in the United States. Consequently, its manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will be subject to a significant degree of regulation by the DEA.   Our failure to comply with these regulations could result in the loss of our DEA registration, civil penalties or criminal prosecution.   In addition, the scheduling process may take one or more years, thereby delaying the launch of any product in the United States.  Furthermore, if the FDA, DEA, or any foreign regulatory authority determines that any product may have potential for abuse, it may require us to generate more clinical or other data than we currently anticipate to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of any proposed product.   Our products are federally considered a Schedule 1 controlled substance.  As a result, we only sell our products within states that have passed marijuana laws allowing for the sale of Schedule 1 products.

Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years.  The DEA conducts periodic inspections of certain registered establishments that handle controlled substances.  Obtaining the necessary registrations may result in delay of the importation, manufacturing or distribution of any products.  Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations.  The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule any product candidates as well.  While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

Because some of the proposed products contain cannabis extracts, which are Schedule I substances, to conduct clinical trials in the United States prior to approval, each of the research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense the products and to obtain the product from our importer. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and the clinical trial sites could be lost. The importer for the clinical trials must also obtain a Schedule I importer registration and an import permit for each import.

If a product is approved and classified as a Schedule II or III substance, an importer can import for commercial purposes if it obtains an importer registration and files an application for an import permit for each import. The DEA provides annual assessments/estimates to the International Narcotics Control Board that guides the DEA in the amounts of controlled substances that the DEA authorizes to be imported. The failure to identify an importer or obtain the necessary import authority, including specific quantities, could affect the availability of proposed products and have a material adverse effect on our business, results of operations and financial condition. In addition, an application for a Schedule II importer registration must be published in the Federal Register, and there is a waiting period for third party comments to be submitted.

If a product is approved and classified as a Schedule II controlled substance, federal law may prohibit the import of the substance for commercial purposes. If a product is listed as a Schedule II substance, the manufacturer will not be allowed to import the drug for commercial purposes unless the DEA determines that domestic supplies are inadequate or there is inadequate domestic competition among domestic manufacturers for the substance as defined by the DEA. Moreover, Schedule I controlled substances have never been registered with the DEA for importation commercial purposes, only for scientific and research needs. Therefore, if neither a product could be imported, a product would have to be wholly manufactured in the United States, and we would need to secure a manufacturer that would be required to obtain and maintain a separate DEA registration for that activity.

If, because of a Schedule II classification or voluntarily, a project developer were to conduct manufacturing or repackaging/relabeling in the United States, they would be subject to the DEA's annual manufacturing and procurement quota requirements.  Additionally, regardless of the scheduling of any product, cannabis comprising the active ingredient in the final dosage form are currently Schedule I controlled substances and would be subject to such quotas as these substances could remain listed on Schedule I.  The annual quota allocated to us or our contract manufacturers for the active ingredient in any product may not be sufficient to meet commercial demand or complete clinical trials.  Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers', procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position and operations.

If a product is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA registrations and authority to distribute the product to pharmacies and other health care providers. We would need to identify distributors to distribute the product to pharmacies; these distributors would need to obtain Schedule II or III distribution registrations. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us. If a product is a Schedule II drug, pharmacies would have to maintain enhanced security with alarms and monitoring systems and they must adhere to recordkeeping and inventory requirements. This, coupled with the fact that a product must be refrigerated, may discourage some pharmacies from carrying the product. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II products.

Employees

We have three (3) full time employees in addition to Russell Stone, our Chief Executive Officer, our Chief Operating Officer, and our interim Chief Financial Officer.

Properties

Our headquarters are located at 2011 Ken Pratt Boulevard, Suite 300, Longmont, CO 80501.  Our telephone number is (303) 532-1322.  This space consists of 1,200 square feet and is subleased through an affiliate at a monthly rental rate of $2,500.  We believe that this location will meet our requirements for the foreseeable future.

DILUTION

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant’s common shares and investors in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common shares since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Trends and Uncertainties

Demand for the registrant's products are dependent on general economic conditions, which are cyclical in nature. Because a major portion of our activities are the receipt of revenues from our services and products, our business operations may be adversely affected by competitors and prolonged recessionary periods.

There are no other known trends, events or uncertainties that have, or are reasonably likely to have, a material impact on our short term or long term liquidity. Sources of liquidity will come from the sale of our products and services. There are no material commitments for capital expenditure at this time. There are no trends, events or uncertainties that have had or are reasonably expected to have a material impact on the net sales or revenues or income from continuing operations. There are no significant elements of income or loss that does not arise from the registrant’s continuing operations. There are no other known causes for any material changes from period to period in one or more line items of our financial statements.

Capital and Source of Liquidity

At November 30 , 2014, the registrant had a cash balance of $ 43 , 032 compared with $6,104 at February 28, 2014.  The increase in cash was cash provided by financing activities during the nine months end November 30 , 2014 of $ 1,100 , 925 , partially offset by cash used for operating expenses.

We believe that our cash on hand may not be sufficient for continued operations and may have to seek out additional funding to meet our inventory and operational needs.  We are currently seeking financing opportunities in the form of equity and/or debt financing to support our operational goals.  In addition, we have access to funding through our convertible promissory note with Typenex Co-Investment, LLC to access up to $1,105,000 in convertible financing ~~.~~

At February 28, 2014, the registrant had a cash balance of $6,104 compared with $1,704 at February 28, 2013.  The increase in cash was attributed to an increase in convertible debt proceeds, partially offset by expenses discussed above.  The total asset balance as at February 28, 2014 was $6,104 compared to $41,918 at February 28, 2013.  The decrease in total assets was attributed to the other receivable related to the sale of the registrant’s 1% working interest in the Premier property during fiscal year 2013.

At February 28, 2014, the registrant had total liabilities of $10,436 compared with $543,266 at February 28, 2013.  The decrease in total liabilities was attributed to decreased amounts due to related parties of $58,150, convertible debentures of $215,000 and derivative liability of $227,507, and decreased accounts payable of $32,648.  The decreased notes payable, convertible debentures and derivative liabilities is due to reductions in liability from the waivers received from each of the parties under these instruments.  The registrant has recorded a gain of $384,013 and $227,507, on the settlement of debt and derivative liabilities, respectively.

Cash flow from Operating Activities

During the year ended February 28, 2014, registrant incurred $63,765 used in cash for operating activities compared to the use of $63,765 used in cash for operating activities during the year ended February 28, 2013. The decrease in cash used for operating activities was attributed to an increase in amounts due to related parties.

During the nine months ended November 30 , 2014, the registrant used $ 994 , 055 in cash for operating activities for its current operations and used $302 for discontinued operations.  During the nine months ended November 30 , 2013, the registrant used $ 35 , 456 for operating activities for its discontinued operations.

Cash flow from Investing Activities

During the year ended February 28, 2014, the registrant incurred $Nil for investing.   During the year ended February 28, 2013, the registrant incurred $Nil for investing activities.

During the nine months ended November 30 , 2014 the Registrant used $80,244 for investing activities.  During the nine months ended November 30, 2 013, the registrant used $Nil for investing activities.

Cash flow from Financing Activities

During the year ended February 28, 2014, the registrant received a net amount of $68,165 from financing activities related to $35,015 proceeds from notes payable from a non-related party, and net proceeds of $33,150 from a related party $33,150.  Both notes payable are unsecured, non-interest bearing and due on demand.  During the year ended February 28, 2013, the registrant received proceeds of $65,000 of cash from notes payable from a non-related party which is unsecured, non-interest bearing, and due on demand.

During the nine months ended November 30 , 2014, the registrant received proceeds of $375,925 from the sale of its common stock, $135,000 from the issuance of convertible promissory notes payable, and $ 600 ,000 from a securities purchase agreement .  As a result, the registrant had net cash provided by financing activities of $ 1,110 , 925 for the nine months ended August 31, 2014.  During the nine months ended August 31, 2013, the registrant received $ 35 ,015 related to financing activities for its discontinued operations.

Our long-term liquidity is dependent on the continuation of operations and receipt of revenues.

Results of Operations

   Operating Revenues

During the year ended February 28, 2014, we recorded oil and gas production revenue of $nil compared with $7,710 for the year ended February 28, 2013.  The decrease is due to the registrant forfeiting the revenue from the Noble County property until 500% of the registrant’s proportionate share of the total expenses for the stimulation project have been recovered.

   Operating Expenses and Net Loss

Operating expenses for the year ended February 28, 2014 was $643,972 compared with $130,701 for the year ended February 28, 2013.  The increase of $513,271 is attributed to an increase of general and administrative expenses totaling $583,898.  Included in the fiscal year 2014 general and administrative expenses is approximately $551,000 of non-cash expenses associated with the issuance of stock options to the registrant’s chief executive officer.  Furthermore, the registrant incurred decreases in expenses depreciation, depletion and amortization of $339, , impairment of oil and gas properties of $20,219, lease operating expense of $3,007, partially offset by increased professional fees for legal, accounting and audit expenses of  a decrease in professional fees for legal, accounting, and audit costs of $14,762, and increased accretion expense of $149.

Overall, net loss for the year ended February 28, 2014 was $54,647 or $Nil loss per share compared with a net loss of $331,101 and a loss per share of $Nil for the year ended February 28, 2013.  For the year ended February 28, 2013, net loss per share has been recalculated for the fiscal year 2014 presentation reflecting the weighted average shares outstanding after the registrant’s 10:1 stock split on August 7, 2013.

On March 1, 2014, the registrant discontinued its previous operations as an oil and gas enterprise to pursue its new operations as a medical marijuana sales and distribution company.  The results of operations for the three and six months ended August 31, 2014 represent results of the new business.  The results of operations for the comparable period have been recorded as discontinued operations.

Revenues for the three and nine months ended November 30, 2014 was $17,936 and $20,716, respectively.

Cost of Sales for the three and nine months ended November 30, 2014 was $9,144 and 10,694, respectively.

Amortization expense for the three and nine months ended November 30, 2014 was $28,510.  Amortization expense represents amortization expense related to the registrant’s licensing and distribution agreements.

Product development expense for the three and nine months ended November 30, 2014 was $65,356and $80,356, respectively.  Product development expenses primarily represent payments to Phoenix Bio Pharm ($15,000) and to Phoenix Pharms Capital ($64,000) to support the product development of branded products of the registrant.

Sales and marketing expenses for the three and nine months ended November 30, 2014 were $51,788 and $199,710, respectively.  Sales and marketing expenses represent the ramp up of the selling team, infrastructure and promotion of the registrant.

Operations expenses for the three and nine months ended November 30, 2014 were $46,162 and $146,399, respectively.

General and administrative expenses for the three and nine months ended November 30, 2014 were $109,419 and $168,450, respectively. General and administrative expenses generally include costs for running the registrant’s administrative office.

Professional fees for the three and nine months ended November 30, 2014 were $266,216 and $437,945 respectively.  Professional fees consist of cost of financing, legal, accounting, consulting and advisory services.  Included in professional fees are $104,578 of non-cash expenses related to the issuance of warrants for financing services related to the YP Note.

Lease operating expenses for the three and nine months ended November 30, 2014 were $11,685 and $26,685, respectively.

Other income and expense for the three and nine months ended November 30, 2014 were $5,812 and $562,793 primarily representing amortization expenses related to the registrant’s convertible promissory notes dated June 24, 2014.  Included other expenses in the nine months ended November 30, 2014, is a gain of $722 from discontinued operations.

Net loss for the three and nine months ended November 30, 2014, were $576,156 and $1,640,825, respectively.

Net gain from discontinued operations for the three and nine months ended November 30, 2014 was $Nil and $722.  Net losses from discontinued operations for the three and nine months ended November 30, 2013 was $78,908 and $117,433, respectively.

We have not attained profitable operations and are dependent upon the commencement of the sale of our products and obtaining financing to increase the production and development of our products.  For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Use of Estimates.   The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The registrant regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances.  The registrant bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the registrant may differ materially and adversely from the registrant’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Stock-based Compensation.   The registrant records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505-50 - Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Revenue Recognition.   The registrant recognizes revenue in accordance with SEC Staff Accounting Bulletin Topic 13 when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable and collection is probable. The registrant assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a fee is based upon a variable such as acceptance by the customer, the registrant accounts for the fee as not being fixed and determinable. In these cases, the registrant defers revenue and recognizes it when it becomes due and payable. Up-front engagement fees are recorded as deferred revenue and amortized to income on a straight-line basis over the term of the agreement, although the fee is due and payable at the time the agreement is signed or upon annual renewal. Payments related to substantive, performance-based milestones in an agreement are recognized as revenue upon the achievement of the milestones as specified in the underlying agreement when they represent the culmination of the earnings process.

The registrant assesses the probability of collection based on a number of factors, including past transaction history with the customer and the current financial condition of the customer.  If the registrant determines that collection of a fee is not reasonably assured, revenue is deferred until the time collection becomes reasonably assured. Significant management judgment and estimates must be made and used in connection with the revenue recognized in any accounting period.  Material differences may result in the amount and timing of our revenue for any period if our management made different judgments or utilized different estimates.

Recent Accounting Pronouncements

The recent accounting pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the registrant does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

Directors and Executive Officers

All directors of the registrant hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The officers of the registrant are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Registrant	Age	Date First Elected or Appointed
Russell Stone	Chief Executive Officer, Chief Operating Officer, Interim Chief Financial Officer, Controller Director	40	May 12, 2014 Sept. 17, 2014 October 20, 2014 Sept. 17, 2014
Ronald Lusk	Director	57	February 27, 2014
Lewis "Spike" Humer	Director	5 6	April 25, 2014

The board of directors has no nominating, audit or compensation committee at this time.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of the registrant, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Russell G. Stone – Age 40, Chief Executive Officer, Chief Operating Officer, Interim Chief Financial Officer, Controller and Director.  On May 12, 2014, Russell G. Stone was appointed as the registrant’s chief operating officer.  On September 17, 2014, Mr. Stone was appointed Chief Executive Officer and a Director.  On October 20, 2014, Mr. Stone was appointed interim Chief Financial Officer and Controller.  From June 2011 to August 2013, Mr. Stone was president of Finiti Branding Group, LLC a company that he co-founded.   FBG was a privately held company established to take advantage of the rapidly growing electronic cigarette industry.  In addition to being president of FBG, Mr. Stone held numerous positions at FBG, such as vice president of FBG’s supply chain and vice president of business insight management.  Mr. Stone held these positions until FBG was acquired by Victory Electronic Cigarettes in February 2014.

Since 2002, Mr. Stone has been a managing member and principal of Stone Financial Group, LLC, Jo-Bar Enterprises, LLC, and Stone Brothers Capital LLC. Those entities are in the businesses of participating in a diversified array of investment offerings that include, but are not limited to, lending, hospitality, real estate, medical, technology, and the secondary life insurance market. Mr. Stone's responsibilities within the companies include investor and broker relations, portfolio analysis, and management

Ronald Lusk – Director.    Age 57.  On February 27, 2014 , Mr. Lusk was appointed President and chief executive officer of the registrant.  Mr. Lusk resigned from his positions of president and chief executive officer .   From 1997 through the present date, Mr. Lusk is a self-employed consultant providing services in the commercial real estate development industry. From 1982 to 1986, Mr. Lusk worked as a vice president of regional sales managing over 60 sales representatives at Xerox Corporation Ltd., a technology and business solutions company.

In addition to his work on our board, Mr. Lusk currently sits on the board of directors of the following companies: Resort Partner International, Elysium worldwide and HL Development LLC.

Mr. Lusk graduated from the University of Redland in 1981 with a degree in BS Political Science. In 2009, Mr. Lusk was awarded the Commercial Development Award in Bend, Oregon. Mr. Lusk’s diverse qualifications include strategic planning, project development, finance and sales. His extensive career provides us with his operational knowledge and experience.

Lewis “Spike” Humer – Age 56.   Director.   On April 25, 2014, Lewis “Spike” Humer was appointed as a director of the registrant and appointed Chairman of the Board to serve until the registrant’s next annual meeting.    Since February 2014, Mr. Humer serves as Chief Executive Officer and a director of Phoenix Pharms Capital Corporation, Chief Executive Officer and a director of Phoenix Bio-Pharmaceuticals, and a director of Phoenix Pharms, Inc.   From 2004 to joining the Phoenix family of companies , Mr. Humer has provided services as an independent keynote speaker, professional trainer, organizational consultant, seminar leader and program facilitator.

Identification of Significant Employees

We have no significant employees, other than Russell G. Stone, our chief executive officer, chief operating officer, interim chief financial officer, controller and director.

Family Relationship

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.  been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

Our board of directors has not adopted a code of ethics due to the fact that we presently only have three directors and we are in the development stage of our operations. We anticipate that we will adopt a code of ethics when we increase either the number of our directors and officers or the number of our employees.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Our common stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, our officers, directors, and principal stockholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE REGISTRANT FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Executive Compensation

The particulars of the compensation paid to the following persons:

 (a)  principal executive officer;

 (b)  each of our two most highly compensated executive officers who were serving as executive officers at the end of the years our ended February 28, 2014 and February 28, 2013; and

 (c)  up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended February 28, 2014 and February 28, 2013, who we will collectively refer to as the named executive officers of the registrant, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Irma N. Colón-Alonso (1)	2014	20,685	-	-	-	-	-	-	20,685
Former President, CEO, CFO, Secretary, Treasurer and Director	2013	-	-	-	-	-	-	-	-
Ronald Lusk (2)	2014	-	-	-	-	-	-	-	-
Former President, CEO, CFO, Treasurer. Current Director	2013	N/A	N/A	N/A	$551,563	N/A	N/A	N/A	$551,563
Russell Stone	2014	-	-	-	-	-	-	-	-
Current CEO, COO, and interim CFO (3)	2013	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)

Irma N. Colón-Alonso resigned as an officer and director effective February 27, 2014.

(2)

Ronald Lusk resigned as an officer effective September 17, 2014.

(3)

Russell Stone was appointed as an officer on September 17, 2014.

Narrative Disclosure to Summary Compensation Table

Other than described below, there are no employment contracts, compensatory plans or arrangements, including payments to be received from the registrant with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the registrant, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the registrant.

Lusk Option.  In consideration of Mr. Lusk acting as an officer of the registrant, we agreed to issue 5,000,000 common shares to Mr. Lusk.   Subsequently, the registrant and Mr. Lusk agreed to unwind the stock issuance.  Mr. Lusk agreed to retire the 5,000,000 common shares and return them to the unissued, authorized common shares of the registrant.  Effective February 27, 2014, Mr. Lusk was granted incentive stock options to purchase 5,000,000 common shares of the registrant at $.34 per common share valued at $551,363.   Immediately upon the grant of the option, options to purchase 2,500,000 common shares vested.  The option to purchase the remaining 2,500,000 common shares shall vest in equal amounts over the next three years, ending February 27, 2017.

Lusk Employment Agreement.  Effective as of March 16, 2014, the registrant entered into an employment agreement with Ron Lusk, an officer and director of the registrant.  The term of the agreement is for five years and included among other things payment of a base salary of $108,000 for five years and an annual car allowance of $9,000.  On September 17, 2014, Mr. Lusk resigned as an officer of the registrant, and the employment agreement was terminated. The registrant has no further obligation to Mr. Lusk under the employment agreement.

Stock Option Plan

On June 9, 2014, the board of directors approved the 2014 Stock Awards Plan pursuant to which up to 10,000,000 common shares are authorized for issuance.

Stock Options/SAR Grants

Effective February 27, 2014, Mr. Lusk was granted incentive stock options to purchase 5,000,000 common shares of the registrant at $.34 per common share valued at $551,363.   Immediately upon the grant of the option, options to purchase 2,500,000 common shares vested.  The option to purchase the remaining 2,500,000 common shares shall vest in equal amounts over the next three years ending February 27, 2017.

Outstanding Equity Awards at Fiscal Year End

The following table describes stock options outstanding and exercisable at February 28, 2014:

Options Outstanding and Exercisable
	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number	Price	Life	Number	Price	Life

$0.34	5,000,000 (1)	$ 0.34	5	2,500,000 (1)	$0.34	5
	5,000,000			2,500,000

(1)

Represents options owned by Ronald Lusk.

Option Exercises

During our fiscal year ended February 28, 2014 there were no options exercised by our named officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 20, 2015, by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding common shares.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) (#)	Percent of Class(2) (%)
Russell G. Stone (3)	0 Direct	0.00%
2011 Ken Pratt Boulevard, Suite 210	158,718 Indirect	0.20%
Longmont, CO 80122

Ronald Lusk (4)	2,500,000 Direct	2.40%
23111 Chisholm Trail
Bend, OR 97702

Lewis "Spike" Humer (4)	824,511 Direct	0.80%
2011 Ken Pratt Boulevard, Suite 210	291,000,000 Indirect	82.20%
Longmont, CO 80122

All officers and Directors as	3,324,511 Direct	0.93%
a Group (3 persons)	291,158,718 Indirect	82.20%

5% or more shareholders
Caduceus Industries LLC (6)	15,000,000 Direct	4.20%
5377 Manhattan Circle #204
Boulder, CO 80303

Phoenix Bio Pharmaceuticals Corporation (7)	276,000,000 Direct	77.90%
2011 Ken Pratt Boulevard, Suite 2010
Longmont, CO 80501

Martin Tindall (8)	294,245,001 Indirect	83.10%
c/o Kronos International Investments
2011 Ken Pratt Boulevard, Suite 210
Longmont, CO 80501

Infineum Capital (9)	8,000,000 Direct	2.30%
4945 Caballo Place
Parker, CO 80134

YP Holdings, LLC (10)	23,293,366 Direct	6.40%
6002 Costera Lane
Dallas, TX 75248

(1)  The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all common shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

 (2)  Based on 361,322,812 issued and outstanding common shares as of March 20 , 2015.

 (3)  Russell G. Stone is an officer and a director of the registrant. Includes indirect ownership of 22,874 common shares held by Mr. Stone’s spouse and 136,044 common shares held indirectly by Mr. Stone through a trust.

 (4)  Ronald Lusk is a director of the registrant.  Includes direct ownership of 2,500,000 vested stock options to purchase common stock.

 (5)  Lewis “Spike” Humer is a director of the registrant.  Includes direct ownership of 824,611 common shares and indirect ownership of 291,000,000 common shares held by Caduceus (15,000,000) and Phoenix Bio Pharmaceuticals (276,000,000)

 (6)  Caduceus Industries LLC is controlled by Phoenix Pharms Capital Corporation.

 (7)  Lewis “Spike” Humer, a director of the registrant, is also an officer and a director Phoenix Bio Pharmaceuticals Corporation and Phoenix Pharms Capital Corporation.

 (8)  Martin Tindall, an officer of Kronos International Investments and a director and officer of Phoenix Pharms Capital Corporation, and a director and promoter of Phoenix Bio Pharmaceuticals.  Includes indirect ownership of 294,245,001 common shares held by Kronos Internationa Investments (3,234,101), Caduceus (15,000,000), and Phoenix Bio Pharmaceuticas (291,0000,000)

 (9) Infineum Capital is owned by Vince Coviello, an unrelated party.

 (10) YP Holdings, LLC is owned by Michal Yurkowsky, an unrelated party. Includes 6,666,667 shares of common stock and 13,333,334 warrants to purchase common stock as contemplated in this Offering.

Changes in Control

Other than as disclosed, we are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended February 28, 2014, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

Martin Tindall

Mr. Martin Tindall, assists the registrant with business development activities through the Advisory Services Agreement with Kronos as discussed below.  Mr. Tindal serves as the CEO of Kronos.  Additionally, Mr. Tindal has provided new product development services through a New Product Development Agreement with Phoenix Pharms Capital Corporation, as discussed below.  Mr. Tindall services as CFO and a Director of Phoenix Pharms Capital Corporation.  Mr. Tindall also serves as a director of Phoenix Bio Pharmaceuticals Inc.

Kronos International Investments Ltd.

Sublease Agreement:  Effective March 1, 2014, the registrant entered into a Sublease Agreement with Kronos for a four (4) year term.  The monthly sublease rent is $2,500 per month.  During the nine months ended November 30, 2014, the registrant paid Kronos $ 22 , 500 in rent expense, and paid security deposit of $1,250.

Advisory Services: Effective March 1, 2014, the registrant engaged Kronos to provide Advisory Services for a monthly retainer fee of $10,000 per month.  The advisory services include and are not limited to accounting and corporate compliance, business development and strategic planning services, corporate advisory and operational oversight.  Between March 1, 2014 and November 30, 2014, expenses related to the Advisory Services totaled $110,000. At November 30, 2014, the registrant prepaid Kronos $10,000 for its services for the month of December 2014, recorded as prepaid expenses, related party.

Phoenix Bio Pharmaceuticals, Inc.

License Agreement:  On March 14, 2014, the registrant entered into a License Agreement with Phoenix Bio Pharm where it has granted exclusive rights to the registrant for North America to exploit all presently owned and after-acquired intellectual property rights and know-how of Phoenix Bio Pharm for certain medical cannabinoid products and delivery systems for the treatment and management of illnesses.  The term of the License Agreement is ten (10) years.  In consideration of the acquired license, the registrant issued 26,000,000 shares of common stock to Phoenix Bio Pharm, valued at $13,000,000 based on a discounted cash flow model and the fair value of the assets acquired in the license agreement. The registrant will amortize the cost of the License Agreement over

the ten year life beginning August 2014 when sales of licensed products commence d .   As of November 30, 2014, the Company has recorded $28,260 of amortization expense related to this agreement.

On January 5, 2015, the Company entered into an additional license agreement with Phoenix Bio Pharmaceuticals Corporation to expand the territories covered under its original license agreement dated March 14, 2014.  Under the terms of the additional license agreement, the Company acquired the marketing rights to distribute products developed by Phoenix Bio Pharmaceuticals Corporation in Australia and New Zealand for ten years.  In exchange for the license, the Company issued 250,000,000 restricted common shares at $0.016 per common share, for an aggregate value of $4,000,000.  This amount represents 33% over the market value on the date of execution of the license agreement.  The Company will begin to amortize the value of the license agreement upon the first sale in one of the two countries covered by the license, and will continue to amortize over the life of the license agreement.

Inventory Procurement:   Between March 1, 2014 and November 30, 2014 August 31, 2014, the registrant has advanced Phoenix Bio Pharm $197,860 for the purchase of inventory

Product Development - Between March 1, 2014 and November 30, 2014, the registrant has recorded product development expenses paid to Phoenix Bio Pharm totaling $15,000.

Phoenix Pharms Capital Corporation

Loan Funding:  From time to time, Phoenix Pharms has loaned the registrant short term loans to cover its working capital needs.  Between March 1, 2014 and August 31, 2014, Phoenix Pharms advanced the registrant $10,029.  As of August 31, 2014, this loan was paid in full.

Expense pass-through:  The registrant and Phoenix Pharms share pro-rata in certain expenses for shared resources, typically for shared travel and consulting services.  Between March 1, 2014 and November 30, 2014, Phoenix Pharms invoiced pass through expenses to the registrant totaling $30,421.   At November 30, 2014, the registrant has applied the outstanding balance of $9,343 of pass through expenses against the related party loan as discussed below.

Related Party Loan:  On September 18, 2014, the registrant advanced Phoenix Pharms a total of $85,000 as a short term loan.  The loan bears a simple interest rate of 8% and was due and payable on November 30, 2014.  The registrant has applied $9,343of pass through expenses against the related party loan reducing the principal balance at November 30, 2014 to $78,980.  As of November 30, 2014, the registrant has recorded interest expense of $1,264 on this loan.

New Product Development Agreement :  On October 23, 2014, the registrant entered into a New Product Development Agreement (the “NPD Agreement”) with Phoenix Pharms for use of Phoenix Pharms’ expertise in identifying new product business development opportunities related to expanding the registrant’s product offerings.  The NPD Agreement is for a period of four months at $16,000 per month.  As of November 30, 2014, the registran had paid $64,000 towards the NPD Agreement and has no further obligations under the NPD Agreement.

Russell Stone:  Mr. Russell Stone, the registrant’s Chief Executive Officer, holds approximately 14% of the outstanding common shares of Phoenix Pharms Capital Corporation indirectly through a trust.

Lewis “Spike” Humer :

Mr. Humer, a director of the registrant, serves as CEO and a director of Phoenix Bio Pharmaceuticals and CEO and a director of Phoenix Pharms Capital Corporation.  As of August 2014, the Company engaged Mr. Humer as a consultant at a rate of $1,500 per week to assist the registrant with its operations.  As of November 30, 2014, the Company has paid Mr. Humer $15,000 and has accrued a related party payable to Mr. Humer of $4,500.

Irma Colon-Alfonso

At February 28, 2013, the registrant owed $58,150 to Irma Colon-Alfonso, the then President and CEO of the registrant, for the funding of general operations and management fees. The amount owing is unsecured, non-interest bearing, and due on demand.  Between March 2013 and February 2014, an additional $33,250 was loaned to the registrant under the same terms.  On February 6, 2014, Ms. Colon resigned and waived the registrant’s obligations under the loans.  During the year ended February 28, 2014, the registrant recorded a gain of $91,401 related to the release of the registrant’s obligations under these loans.

Director Independence

We currently have three directors.  We have determined that Ronald Lusk, one of our directors, is an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Lock-up Agreements

Pursuant to the registration rights agreement between the registrant and YP Holdings, LLC, the registrant agreed to several lock-up agreements between itself and four shareholders of the registrant: Phoenix Bio Pharmaceuticals Corporation, Ronald Lusk, Lewis Humer, and Caduceus Industries LLC.  Under these agreements, each shareholder has agreed that they will not offer, pledge, sell, contract to sell, grant any options for sale or transfer, distribute or dispose of, directly or indirectly, any shares of the registrant for a 90 day period following the date that the registration statement is declared effective.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's articles of incorporation and bylaws.

Authorized Capital

The total number shares that the registrant has the authority to issue is one billion (1,000,000,000) common shares, par value $0.001.

Common Stock

The common stock of the registrant has the following powers, rights, qualifications, limitations and restrictions:

    1.    The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote.

    2.     After the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3.    In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of common shares held by each.

Registration Rights Agreement

The registrant and YP Holdings, LLC entered into a registration rights agreement.  Under this agreement, the registrant will prepare and file a registration statement on Form S-1 in order to register all shares issued under the securities purchase agreement.  The registrant will keep the registration statement continuously effective for a period of two years following the effective date of the registration statement.  The registrant will pay all reasonable fees and expenses incurred with respect to this agreement.  Unless previously agreed to in writing, the registrant may not register any shares other than those intended to be sold under this agreement.

Should the registrant fail to comply with the registration rights agreement, the registrant agrees to pay liquidated damages to YP Holdings, LLC equal to 3% of the purchase price of the common shares paid by the purchaser for the first 30 day period, and 2% of such purchase price for each subsequent 30 day period.  These payments are payable upon demand in cash.

Transfer Agent

ClearTrust LLC, located at 16540 Pointe Village Drive, Suite 206, Lutz, Florida 33558 (Telephone: 813. 235-4490) is the registrar and transfer agent for our common shares.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 89,410,000 common shares outstanding.  The 14,666,667 common shares being registered on behalf of selling shareholders, pursuant to this registration statement, shall be freely tradable upon the effective date of the registration statement.  Additionally, common shares issued upon the conversion of the warrants, if any, shall be freely tradable.

Any additional common shares issued in the future but not registered with the Securities and Exchange Commission are restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule that, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d) (1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of common shares or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common shares could adversely affect the prevailing market price of the common shares, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

MARKET FOR COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS

Market Information

Item 5(a)

a)  Market Information.  Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board from December 28, 2010 to March 6, 2014 under the symbol “MKIT”.  On March 7, 2014, the symbol was changed to “MJMD”.

The following table reflects the high and low bid information for our common stock obtained from Stockwatch and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Bulletin Board
Quarter Ended	High	Low
November 30, 2014	$0.21	$0.02
August 31, 2014	$ 0 .18	$ 0 .16
May 31, 2014	$ 0 .82	$ 0 .71
February 28, 2014	$0.34	$0.34
November 30, 2013	$0.51	$0.29
August 31, 2013*	$0.29	$0.29
May 31, 2013*	$0.29	$0.29
February 28 2013*	$0.29	$0.29
November 30, 2012*	$0.29	$0.29
August 31, 2012*	$0.31	$0.29

*The stock prices have been adjusted to retroactively reflect the 10 for 1 forward split effective August 7, 2013.

b)  Holders.  At March 20, 2015 , there were approximately 2,300 shareholders of the registrant.

c)  Dividends.  We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

d)  Securities authorized for issuance under equity compensation plans.  On June 9, 2014, the board of directors approved the registrant’s 2014 Stock Awards Plan.  Up to 10,000,000 common shares may be issued under the Plan.  On June 9, 2014, the board of directors approved the issuance of options to purchase 5,000,000 common shares to Ron Lusk, an officer and director at the option exercise price of $ 0 .34 per common share with an effective date of February 27, 2013, the date the board of directors authorized the issuance of 5,000,000 common shares to Mr. Lusk.  Said common share issuance was subsequently unwound and the common shares have been cancelled.

e)  Performance graph.  Not applicable.

f)  Sale of unregistered securities.  Other than as disclosed below, we did not sell any equity securities which were not registered under the Securities Act during the quarter ended May 31, 2014 that were not otherwise disclosed on our quarterly reports on Form 10-Q or our current reports on Form 8-K filed during the year ended February 28, 2014.

On June 11, 2014, the registrant sold 100,000 restricted common shares to accredited investors for consideration for proceeds of $75,000.  These common shares were issued in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On September 16, 2014, we issued 6,666,667 common shares and 13,333, 333 warrants to purchase common shares to YP Holdings, LLC pursuant to a securities purchase agreement.  YP Holdings, LLC paid $600,000 for these common shares and warrants.  These securities were issued under the Rule 4(a)(2) private placement exemption.  The purchaser had enough knowledge and experience to be considered a sophisticated investor, they have access to the type of information normally provided in a prospectus for a registered securities offering, and they have agreed not to resell or distribute the securities to the public until they have been registered.

On September 16, 2014, the registrant issued David Pitt 453,333 warrants to purchase common shares.  Additionally, the registrant issued Moody Capital LLC 80,000 warrants to purchase common shares.  The warrants were issued in lieu of services valued at $104,578.  These securities were issued under the Rule 4(a)(2) private placement exemption.  The purchasers had enough knowledge and experience to be considered a sophisticated investor, they have access to the type of information normally provided in a prospectus for a registered securities offering, and they have agreed not to resell or distribute the securities to the public until they have been registered.

    Item 5(b)  Use of Proceeds.  Not applicable.

    Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  We did not purchase any of our common shares or other securities during our fourth quarter of our fiscal year ended February 28, 2014.

EXPERTS

The financial statements of the registrant as of February 28, 2014 appearing in this prospectus and in the registration statement have been audited by DKM Certified Public Accountants, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of the registrant as of February 28, 2013 appearing in this prospectus and in the registration statement have been audited by Goldman Accounting Services CPA, PLLC, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

MediJane Holdings Inc.

2011 Ken Pratt Boulevard

Suite 300

Longmont, CO 80501

Telephone: (855) 933-3499

Our fiscal year ends on February 28th.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov .

MediJane Holdings Inc.

Consolidated Financial Statements

TABLE OF CONTENTS

Page

CONSOLIDATED FINANCIAL STATEMENTS

Reports of Independent Registered Public Accounting Firms

   59

Balance sheets as of February 28, 2014 and 2013

   61

Statements of operations for the years ended February 28, 2014 and 2013 and for the cumulative period from April 21, 2009

   (Date of Inception) to February 28, 2014

   62

Statements of Changes in Stockholders’ Deficiency

    for the cumulative period from April 21, 2009 (Date of Inception)

   to February 28, 2014

   63

Statements of Cash flows for the years ended February 28, 2014 and 2013 and for the cumulative period from April 21, 2009

   (Date of Inception) to February 28 ,2014

   64

Notes to the financial statements

   65

Consolidated balance sheets as of November 30, 2014 (unaudited)

  and February 28, 2014

   74

Consolidated statements of operations for the three

  and nine months ended November 30, 2014 and 2013 (unaudited)

   75

Consolidated statements of cash flows for the nine

  months ended November 30, 2014 and 2013 (unaudited)

   76

Notes to unaudited consolidated financial statements

   78

DKM

CERTIFIED PUBLIC ACCOUNTANTS

Accounting • Auditing • Assurance

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

MediJane Holdings Inc.

We have audited the accompanying balance sheet of MediJane Holdings Inc. as of February 28, 2014, and the related statement of operations, stockholders’ deficiency, and cash flows from Inception April 21, 2009 through February 28, 2014 and the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MediJane Holdings Inc. as of February 28, 2014 and from Inception April 21, 2009 through February 28, 2014, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

June 13, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders

Medijane Holdings Inc. (Formerly Mokita, Inc.)

(An Exploration Stage Company)

We have audited the accompanying balance sheet of Medijane Holdings Inc. (Formerly Mokita, Inc. - an exploration stage company) as of February 28, 2013 and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the year ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medijane Holdings Inc.(Formerly Mokita, Inc.) as of February 28, 2013, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from its planned principal operations. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldman Accounting Services CPA, PLLC

Goldman Accounting Services CPA, PLLC

Suffern, NY

June 11, 2013

MEDIJANE HOLDINGS, INC.

(A Development Stage Company)

Balance Sheets

	February 28, 2014 $	February 28, 2013 $

ASSETS

Cash	6,104	1,704
Accounts receivable	-	214
Other receivable – sale of oil and gas working interest	-	40,000

Total Current Assets	6,104	41,918

Oil and gas properties, proved net of accumulated depletion, depreciation and impairment of $32,670 and $61,746, respectively	–	–

Total Assets	6,104	41,918

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	10,016	42,362
Due to related parties	-	58,150
Convertible debenture	-	215,000
Derivative liability	-	227,507

Current Liabilities	10,016	543,019

Asset retirement obligation	420	247

Total Liabilities	10,436	543,266

STOCKHOLDERS’ DEFICIT

Common Stock Authorized: 1,000,000,000 common shares, par value of $0.001 per share Issued and outstanding: 63,000,000 and 78,000,000 common shares, respectively

	63,000	78,000

Additional paid-in capital	599,920	33,357

Accumulated deficit during the development stage	(667,252)	(612,705)

Total Stockholders’ Deficit	(4,332)	(501,348)

Total Liabilities and Stockholders’ Deficit	6,104	41,918

See the notes to the consolidated financial statements.

MEDIJANE HOLDINGS, Inc.

(A Development Stage Company)

Statements of Operations

	For the year ended February 28, 2014 $	For the year ended February 28, 2013 $	Accumulated from April 21, 2009 (Date of Inception) to February 28, 2014 (Unaudited) $

Revenues	-	7,710	12,027

Operating expenses

Accretion expense	173	24	286
Depreciation, depletion, and amortization	-	339	1,059
General and administrative	583,898	61,973	780,169
Impairment of oil & gas properties	-	20,219	81,245
Lease operating expenses	-	3,007	3,864
Professional fees	59,901	45,139	181,114

Total operating expenses	643,972	130,701	1,047,137

Loss before other expenses	(643,972)	(122,991)	(1,035,710)

Other income (expense)

Gain on sale of oil and gas working interest	-	40,000	40,000
Interest expense	(22,095)	(20,603)	(55,555)
Gain on settlement of debt	292,612	-	292,612
Gain on settlement of debt, related party	91,401	-	91,401
Change in fair value of derivative liability	227,507	(12,160)	215,347
Loss on debt modification	-	(215,347)	(215,347)

Total other expense	589,425	(208,110)	368,458

Net loss	(54,547)	(331,101)	(667,252)

Net loss per share – basic and diluted	($0.00)	(0.00)

Weighted average shares outstanding – basic and diluted (restated for forward stock split of 10 for 1)	70,150,685	78,000,000

See the notes to the consolidated financial statements.

MEDIJANE HOLDINGS, INC.

(A Development Stage Company)

Statements of Changes in Stockholders’ Deficiency

From April 21, 2009 (Date of Inception) to February 28, 2014

					Accumulated
	Common Stock		Stock	Additional	deficit during the
	Shares	Par value	subscriptions receivable	paid-in capital	development stage	Total
	#	$	$	$	$	$

Balance – April 21, 2009 (Date of Inception)	–	–	–	–	–	–

Issuance of shares for $0.01 per share	1,500,000	1,500	12,500	1,000	–	15,000

Net loss for the period	–	–	–	–	(2,613)	(2,613)

Balance – February 28, 2010	1,500,000	1,500	12,500	1,000	(2,613)	12,387

Proceeds from share subscriptions	–	–	(12,500)	12,500	–	–

Issuance of shares for $0.01 per share	3,300,000	3,300	–	29,700	–	33,000

Net loss for the year	–	–	–	–	(50,382)	(50,382)

Balance – February 28, 2011	4,800,000	4,800	–	43,200	(52,995)	(4,995)

Shares issued for services	3,000,000	3,000	–	27,000	–	30,000

Forgiveness of related party debt	–	–	–	20,500	–	20,500

Imputed interest expense	–	–	–	12,857	–	12,857

Net loss for the year	–	–	–	–	(228,609)	(228,609)

Balance – February 29, 2012	7,800,000	7,800	–	103,557	(281,604)	(170,247)

Net loss for the year	–	–	–	–	(331,101)	(331,101)

Balance – February 28, 2013	7,800,000	7,800	–	103,557	(612,705)	(501,348)

Adjustment for stock split	70,200,000	70,200		(70,200)		-
Balance – February 28, 2013 (restated for forward stock split of 10 for 1)	78,000,000	78,000	–	33,357	(612,705)	(501,348)
Cancellation of shares issued to consultant	(15,000,000)	(15,000)		15,000		-
Stock option compensation expense				551,563		551,563
Net loss for year					(54,547)	(54,547)
Balance – February 28, 2014	63,000,000	63,000	–	599,920	(667,252)	(4,332)

See the notes to the consolidated financial statements.

MEDIJANE HOLDINGS, INC.

(A Development Stage Company)

Statements of Cash Flows

	For the year ended February 28, 2014 $	For the year ended February 28, 2013 $	Accumulated from April 21, 2009 (Date of Inception) February 28, 2014 (Unaudited) $
Operating Activities
Net loss	(54,547)	(331,101)	(667,252)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion expense	173	24	286
Non-cash stock option compensation	551,563	-	551,563
Gain on release of debt	(384,012)	-	(384,012)
Non-cash gain on derivative liability	(253,410)	-	(253,410)
Change in fair value of derivative liability	25,903	12,160	38,063
Depreciation, depletion, and amortization	-	339	1,059
Impairment of oil & gas properties	-	20,219	81,245
Imputed interest	–	-	12,857
Loss on debt modification	-	215,347	215,347
Shares issued for management bonuses	-	-	30,000

Changes in operating assets and liabilities:
Accounts receivable	214	1,950	-
Other receivable – sale of oil and gas working interest	40,000	(40,000)	-
Prepaid expense and deposits	-	-	-
Accounts payable	(10,351)	7,925	10,016
Due to related parties	-	49,650	(49,650)
Net Cash Used In Operating Activities	(63,765)	(63,487)	(271,891)

Investing Activities
Purchase of oil and gas property	–	–	(49,500)
Net Cash Used In Investing Activities	–	–	(49,500)

Financing Activities
Proceeds from issuance of common shares	–	–	48,000
Proceeds from notes payable	35,015	65,000	217,345
Proceeds from a related party	38,150	–	87,150
Repayments to a related party	(5,000)	–	(25,000)
Net Cash Provided By Financing Activities	68,165	65,000	327,495

Increase (Decrease) in Cash	4,400	1,513	6,104

Cash – Beginning of Period	1,704	191	–

Cash – End of Period	6,104	1,704	6,104

Non-cash investing and financing activities
Asset retirement obligation – change in estimate	-	1,036	1,036
Oil and gas property acquired with note payable	–	–	32,670
Related party debt forgiven	91,300	–	118,500
Asset retirement obligation assumed on oil and gas properties	–	–	1,170

Supplemental disclosures
Interest paid	–	–	–
Income tax paid	–	–	–

See the notes to the consolidated financial statements.

MEDIJANE HOLDINGS, INC.

(A Development Stage Company)

Notes to the Financial Statements

1.  Nature of Operations and Continuance of Business

The company was incorporated in the State of Nevada on April 21, 2009 under the name Mokita Exploration, Ltd. (the “Company”).  On February 27, 2014, there was a change of control of the Company.  On February 28, 2014, our board of directors and a majority of holders of the Company’s voting securities approved a change of name of the registrant to MediJane Holdings Inc.  A Certificate of Amendment to effect the change of name was filed and became effective with the Nevada Secretary of State on March 4, 2014.  A Certificate of Correction was subsequently filed with the Nevada Secretary of State on March 6, 2014 to correct a spelling error in the registrant’s new name.  These amendments have been reviewed by FINRA and were approved for filing with an effective date of March 12, 2014.  The name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on March 12, 2014 under our new ticker symbol "MJMD".

The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company’s principal operations were to provide credit card payment systems.  On February 27, 2014, after the change of control, the Company became a sales and distribution company focused on cannabinoid infused products for the treatment of medical conditions.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at February 28, 2014, the Company has a working capital deficit of $4,332 and an accumulated deficit of $667,252. The Company’s total operating expenditure plan for the following twelve months will require significant cash resources to meet the goals of its business plan.  The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.  Summary of Significant Accounting Policies

Basis of Presentation - The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is February 28.

Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

A significant item that requires management's estimates and assumptions is the estimate of proved oil reserves which are used in the calculation of depletion, impairment of its properties and asset retirement obligations. Other items subject to estimates and assumptions include the carrying amount of property, plant and equipment, valuation allowances for income taxes, valuation of derivatives instruments and accrued liabilities, among others. Although management believes these estimates are reasonable, actual results could differ from these estimates.

Cash and cash equivalents - The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at February 28, 2014 and February 29, 2013, the Company did not hold any cash equivalents.

Basic and Diluted Net Loss per Share - The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.  As at February 28, 2014 and 2013, the Company had Nil and 152,786 potentially dilutive shares outstanding, respectively.

Financial Instruments - Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities, amounts due to related parties, and convertible debenture. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Assets and liabilities measured at fair value on a recurring basis were presented on the Company’s balance sheet as at February 28, 2014 as follows:

Fair Value Measurements Using
	Quoted prices in active markets for identical instruments (Level 1) $	Significant other observable Inputs (Level 2) $	Significant Unobservable inputs (Level 3) $	Balance, February 28, 2014 $	Total Gains and (Losses) $

Derivative liability	–	–	-	-	-

Derivative Financial Instruments - The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks.

The Company reviews the terms of the common stock, warrants and convertible debt it issues to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. The Company uses a Black-Scholes model for valuation of the derivative. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value.

The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense, using the effective interest method.

Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net cash settlement of the derivative instrument could be required within the 12 months of the balance sheet date.

Comprehensive Loss - ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at February 28, 2014 and February 28, 2013, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Oil and Gas Properties – The Company utilizes the full-cost method of accounting for petroleum and natural gas properties. Under this method, the Company capitalizes all costs associated with acquisition, exploration and development of oil and natural gas reserves, including leasehold acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling of productive and non-productive wells into the full cost pool on a country by country basis. Estimating accumulations of gas and oil is complex and is not exact because of the numerous uncertainties inherent in the process. Refer to Note 3 – Oil and Gas Properties for estimates recorded relating to the oil and gas properties.

Asset Retirement Obligations - The Company follows the provisions of ASC 410, Asset Retirement and Environmental Obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at February 28, 2013, the Company recorded asset retirement obligations of $247. During the years ended February 28, 2014 and 2013, the Company recorded an accretion expense of $173 and $24, respectively, and decreased the estimated asset retirement obligation by $1,209 and $1,036, respectively.

Stock-based Compensation - The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505-50 - Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

We account for share-based payments granted to non-employees in accordance with ASC Topic 505, “Equity Based Payments to Non-Employees.” The Company determines the fair value of the stock-based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

The fair value of each share based payment is estimated on the measurement date using the Black-Scholes model with the following assumptions, which are determined at the beginning of each year and utilized in all calculations for that year:

Risk-Free Interest Rate. We utilized the U.S. Treasury yield curve in effect at the time of grant with a term consistent with the expected term of our awards.

Expected Volatility. We calculate the expected volatility based on a volatility index of peer companies as we did not have sufficient historical market information to estimate the volatility of our own stock.

Dividend Yield. We have not declared a dividend on its common stock since its inception and have no intentions of declaring a dividend in the foreseeable future and therefore used a dividend yield of zero.

Expected Term. The expected term of options granted represents the period of time that options are expected to be outstanding.  We estimated the expected term of stock options by using the simplified method.  For warrants, the expected term represents the actual term of the warrant.

Forfeitures. Estimates of option forfeitures are based on our experience. We will adjust our estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

Revenue Recognition – The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin Topic 13 when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable and collection is probable. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a fee is based upon a variable such as acceptance by the customer, the Company accounts for the fee as not being fixed and determinable. In these cases, the Company defers revenue and recognizes it when it becomes due and payable. Up-front engagement fees are recorded as deferred revenue and amortized to income on a straight-line basis over the term of the agreement, although the fee is due and payable at the time the agreement is signed or upon annual renewal. Payments related to substantive, performance-based milestones in an agreement are recognized as revenue upon the achievement of the milestones as specified in the underlying agreement when they represent the culmination of the earnings process.

The Company assesses the probability of collection based on a number of factors, including past transaction history with the customer and the current financial condition of the customer. If the Company determines that collection of a fee is not reasonably assured, revenue is deferred until the time collection becomes reasonably assured. Significant management judgment and estimates must be made and used in connection with the revenue recognized in any accounting period. Material differences may result in the amount and timing of our revenue for any period if our management made different judgments or utilized different estimates.

From inception to February 28, 2014, revenues associated with the sale of oil is accounted for using the sales method, whereby revenue is recognized by the operator of the mineral properties for oil sold to purchasers with the Company recognizing the portion of its share of the revenues.

Shipping and Handling costs— shipping and handling costs are included in cost of sales in the Statements of Operations.

Recent Accounting Pronouncements - The recent accounting pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

Reclassifications - Certain amounts in the prior period financial statements have been reclassified to conform with the current period presentation. These reclassifications had no effect on previously reported losses, total assets or stockholders equity.

3.  Oil and Gas Properties

   a. Capitalized Costs

	Noble County, Oklahoma $	Stephens County, Oklahoma $

Capitalized costs, February 28, 2011	–	–

Acquisition costs	32,670	49,500
Other costs	1,170	–
Depreciation, depletion, and amortization	(720)	–
Impairment	(11,526)	(49,500)

Capitalized costs, February 29, 2012	21,594	–

Revision to asset retirement cost	(1,036)	–
Depreciation, depletion, and amortization	(339)	–
Impairment	(20,219)	–

Capitalized costs, February 28, 2013	–	–
Capitalized costs, February 28, 2014	–	–

i. On May 12, 2011, the Company entered into a participation agreement to acquire a 6% working interest in oil and gas properties located in Noble County, Oklahoma for $32,670.

ii. On May 31, 2011, the Company entered into a participation agreement to acquire a 1% working interest in oil and gas properties located in Stephens County, Oklahoma for $49,500.

   b. Sale of Working Interest

On February 1, 2013, the Company entered into a Letter of Intent with a third party for the sale of its 1% working interest in the oil and gas properties located in Stephens County, Oklahoma for proceeds of $40,000. The sale of Company’s working interest resulted in a gain of $40,000 for the year ended February 28, 2013.

   c. Non-Consent Penalty Charges and Impairment Charge

On September 14, 2012, the Company was deemed a non-consenting investor, pursuant to the Operators Agreement, in a proposal to stimulate the Noble County property to increase production. As a result, and per the operating agreement with the property operator, the Company will lose its revenue for the Noble County property for a period of time sufficient to recover 500% of the Company’s invoiced proportionate share of the total expenses for the stimulation project. Revenues earned from this property were approximately $1,000 for the year ended February 28, 2013. The proportionate expenses for the stimulation project that were charged to the Company by the Operator were approximately $6,000 for the year ended February 28, 2013. Therefore, approximately $30,000 of future revenue from this project will be paid to the other investors in this project who have consented to the stimulation project and who paid their allocable share of the approximate $6,000 of expenses that was charged to the Company, but which the Company elected not to pay, before the Company can earn future revenue from its interest in this property. This elective non-consent by the Company and 500% penalty charged pursuant to the Operators Agreement results in a full impairment of this property to be recorded at February 28, 2013.  At February 28, 2014, there has been no change to the status.

4.  Accounts Payable and Accrued Liabilities

	2014 $	2013 $

Trade accounts payable	9,713	4,009

Accrued liabilities	302	17,750

Accrued interest payable	-	20,603

Total accounts payable and accrued liabilities	10,016	42,362

5.  Convertible Debenture

As at February 28, 2013, the Company owed $215,000 to a non-related party for an outstanding note payable. Included in this amount is $32,670 which was paid by the note holder for the acquisition of oil and gas properties.  The amount owing is unsecured, bears interest at 10%, and due on demand.  On March 15, 2012, the Company amended the terms of the note payable to be convertible at a rate of 75% of the weighted average closing price for the ten trading days immediately preceding the conversion date. During the year ended February 28, 2013, the Company recorded a loss on the debt modification of $215,347.  On September 28, 2013, the Company entered into an additional Convertible Debenture with the same related party for $35,015.  The note is unsecured and bears interest at the rate of 10% per annum.  The principal amount of the loan together with accrued interest is payable in full by September 18, 2015.  The any portion of the amount payable pursuant to the note is convertible into shares of our common stock at a conversion price equal to 75% of the average closing price of our common stock during the 10 trading days immediately preceding the conversion date.

On February 6, 2014, the note holder waived the Company’s obligation related to the convertible debentures.  During the year ended February 28, 2013, the Company recorded a gain of $292,612 representing principal of $250,015 and accrued interest of $42,597 related to the waiver of the Company’s obligation under the convertible debentures. The Company has no further obligation under these convertible debentures.

6.  Derivative Liability

The conversion option of the convertible debenture disclosed in Note 5 is required to record a derivative at its estimated fair value on each balance sheet date with changes in fair value reflected in the statement of operations.

During the year ended February 28, 2013, the Company recorded a gain on the change in fair value of the conversion option derivative liability of $12,160 and as of February 28, 2013, the fair value of the conversion option derivative liability was $227,507.

The fair value of the derivative financial liability was determined using the Black-Scholes option pricing model, using the following assumptions:

	Expected Volatility	Risk-free Interest Rate	Expected Dividend Yield	Expected Life (in years)
As at issuance date:
March 15, 2012 convertible debenture	268%	0.13%	0%	2.00
As at February 28, 2013:
March 15, 2012 convertible debenture	231%	0.17%	0%	1.04

As discussed in Note 5, the note holders waived the Company’s obligation under the convertible debentures associated derivative financial liability.  For the year ended February 28, 2014, the company has recorded a net gain in the amount of $227,507 related to adjustments in the derivative liability during the year ended February 28, 2014 including the write down the derivative liability due to the cancelation and waiver of the convertible debentures.

7.  Related Party Transactions

Irma Colon-Alfonso - At February 28, 2013, the Company owed $58,150 to Irma Colon-Alfonso, the then President and CEO of the Company, for the funding of general operations and management fees. The amount owing is unsecured, non-interest bearing, and due on demand.  Between March 2013 and February 2014, an additional $33,250 was loaned to the Company under the same terms.  On February 6, 2014, Ms. Colon resigned and waived the company’s obligations under the loans.  During the year ended February 28, 2014, the Company recorded a gain of $91,401 related to the release of the Company’s obligations under these loans.

8.  Income Taxes

The Company has $237,801 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2031.

The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the years ended February 28, 2014 and February 29, 2013 as a result of the following:

	February 28, 2014 $	February 28, 2013 $

Net loss before taxes	(54,547)	(331,101)
Statutory rate	34%	34%

Computed expected tax recovery	18,546	112,574
Permanent differences and other	59,784	(77,000)
Change in valuation allowance	(78,330)	(35,574)

Income tax provision	–	–

The significant components of deferred income tax assets and liabilities as at February 28, 2014 and February 29, 2013 after applying enacted corporate income tax rates are as follows:

	February 28, 2014 $	February 28, 2013 $

Net operating losses carried forward	309,060	119,783
Oil and gas properties	-	11,506
Valuation allowance	(309,060)	(131,289)

Net deferred tax asset	–	–

The Company has no uncertain tax positions, or interest owing as at February 28, 2014.

9.  Common Stock

The company has authorized 1,000,000,000 shares of its common stock, $0.001 par value.  On February 28, 2013, there were 78,000,000 shares of common stock issued and outstanding.  Effective August 23, 2013, the company filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized, issued and outstanding shares of common stock on a 10 new for 1 old basis and, consequently, an increase to our authorized share capital from 100,000,000 to 1,000,000,000 common shares, with a par value of $0.001 per share.

On February 27, 2014, the Company issued 5,000,000 shares to its Chief Executive Officer, who agreed to retire the 5,000,000 common shares and return them to the unissued, authorized common shares of the Company in exchange for a stock option described below.

On August 22, 2013, a shareholder of the Company voluntarily cancelled 15,000,000 common shares.

The Company had issued and outstanding 63,000,000 shares of its common stock on February 28, 2014.

10.  Common Stock Options

Effective February 27, 2014, the Company’s CEO was granted incentive stock options to purchase 5,000,000 common shares of the registrant at $0.34 per common share valued at $551,363.   Immediately upon the grant of the option, options to purchase 2,500,000 common shares vested.  The option to purchase the remaining 2,500,000 common shares shall vest in equal amounts over the next three years ending February 27, 2017.

The following table describes stock options outstanding and exercisable at February 28, 2014:

Options Outstanding and Exercisable
	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number	Price	Life	Number	Price	Life

$0.34	5,000,000	$ 0.34	5	2,500,000	$0.34	5
	5,000,000			2,500,000

11.  Subsequent Events

Effective March 1, 2014, the Company entered into a Sublease Agreement with Kronos International Investments, Ltd for a four (4) year term.  The monthly sublease rent is $2,500 per month.

On March 14, 2014, the Company entered into a License Agreement with Phoenix Bio Pharmaceuticals Corporation (“Phoenix Bio Pharm”) where Phoenix Bio Pharm has granted exclusive rights to the Company for North America to exploit all presently owned and after-acquired intellectual property rights and know-how of Phoenix Bio Pharm for certain medical cannabinoid products and delivery systems for the treatment and management of illnesses.  In consideration of the acquired license, the Company issued 26,000,000 shares of common stock to Phoenix Bio Pharm.

Between March 31, 2014 and June 12, 2014, the Company sold 325,000 shares of its restricted common stock to accredited investors for consideration for proceeds of $300,600.  The shares were issued in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.  The Company intends to use the funds for working capital.

On May 13, 2014, the Company entered into a distribution agreement with GoKush.com (www.gokush.com) that is part of a not-for-profit California Cooperative Corporation that is dedicated to providing safe and legal access to medical marijuana for patients throughout California.  Pursuant to the Agreement, amongst other things, the Company has agreed to issue GoKush 200,000 shares of the Company’s restricted common stock and GoKush agreed to become the online ordering platform for the ordering and re-stock of the Company’s products in California.

Effective June 4, 2014, the Board of Directors adopted the 2014 Stock Awards Plan (the “Plan”) under which the Company is authorized to grant employees, directors, and consultants (“Participant”) incentive and non-qualified stock options.  Pursuant to the Plan the Company is authorized to grant an aggregate of 10,000,000 stock options to purchase common stock of the Company.  The stock option price and vesting terms are determined by the Board of Directors or Compensation Committee (the “Committee”), and evidenced by a stock option agreement extended to the Participant.  The options granted generally terminate five years from the date of issuance.

MEDIJANE HOLDINGS, INC.

Consolidated Balance Sheets

ASSETS	November 30, 2014 (Unaudited)	February 28, 2014
Cash	$ 43,032	$ 6,104
Accounts receivable	3,180	-
Notes receivable, related party	80,244	-
Inventory	13,611	-
Prepaid expenses, related party	10,000	-
Prepaid Inventory, related party	197,860	-
Prepaid expenses	191,666	-

Total Current Assets	539,593	6,104

License Agreement, net of amortization	12,350,000	-
Distribution Agreement, net of amortization	171,750	-
Security deposit	1,250	-

Total Assets	$ 13,062,593	$ 6,104

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$ 152,738	$ 10,016
Due to related parties	4,500	-

Total Current Liabilities	157.238	10,016

Secured Convertible Promissory Note Payable	167.249	-
Asset retirement obligation	-	420

Total Liabilities	324,487	10,436

STOCKHOLDERS’ DEFICIT

Common Stock: Authorized: 1,000,000,000 common shares, par value of $0.001 per share; Issued and outstanding: 89,410,000 and 63,000,000, respectively	89,410	63,000
Common Stock Issuable (11,896,967 shares and 0 shares, respectively)	972,725	-
Additional paid-in capital	14,605,788	599,920
Accumulated deficit	(2,929,817)	(667,252)

Total Stockholders’ Equity (Deficit)	12,738,106	(4,332)

Total Liabilities and Stockholders’ Deficit	$ 13,062,593	$ 6,104

(The accompanying notes are an integral part of these financial statements)

MEDIJANE HOLDINGS, INC.

Consolidated Statements of Operations

(Unaudited)

	For the three months ended		For the nine months ended
	November 30,		November 30,
	2014	2013	2014	2013
	$	$	$	$
Revenues	17,936	-	20,716	-
Cost of sales	9,144	-	10,694	-
Gross Profit	8,792		10,022

Operating expenses
Amortization expense	650,250	-	650,250	-
Product development expense	65,356	-	80,356	-
Sales and marketing expenses	51,788	-	199,710	-
Operations expense	46,162	-	146,399	-
General and administrative	109,419	-	168,450	-
Professional fees	266,216	-	437,945	-
Lease operating expenses	11,685	-	26,685	-

Total operating expenses	1,200,876	-	1,709,795	-

Loss before other expenses	(1,192,084)	-	(1,699,773)

Other income (expense)
Interest Income	1,264	-	1,264	-
Interest Expense	(4,466)	-	(7,756)	-
Discount Amortization	(2,610)		(557,023)	-
Gain (loss) on discontinued operations	-	(78,908)	722	(117,433)

Total other expense	(5,812)	(78,908)	(562,793)	(117,433)

Net loss	(1,197,896)	(78,908)	(2,262,566)	(117,433)

Basic and diluted loss per common share
Income (loss) from continuing operations	(0.01)	-	(0.03)	-
Income (loss) from discontinued operations	-	(0.00)	-	(0.00)
Basic and diluted loss per common share	(0.01)	(0.00)	(0.03)	(0.00)

Weighted average shares outstanding – basic and diluted	89,410,000	63,000,000	77,650,803	72,490,433

(The accompanying notes are an integral part of these financial statements)

MEDIJANE HOLDINGS, INC.
Consolidated Statements of Cash Flows (Unaudited)

	For the nine months ended
	November 30,
	2014	2013
	$	$
Operating Activities

Net loss	(2,262,566)	-
Loss from discontinued operations	(722)	-

Adjustments to reconcile net loss to net cash used in operating activities:

Amortization	650,250	-
Non-cash amortization of discount on convertible notes payable	557,022	-
Non-cash interest expense on convertible notes payable	7,725	-
Non-cash stock option compensation	112,914	-
Debt issuance costs	20,000	-

Changes in operating assets and liabilities:

Accounts receivable	(3,180)	-
Inventory	(13,611)	-
Prepaid expense and deposits	(209,110)	-
Accounts payable and accruals	147,223	-
Net changes in operating assets and liabilities - discontinued operations	-	(35,456)
Net Cash provided by(used for) operating activities - current operations	(994,055)	-
Net Cash provided by(used for) operating activities - discontinued operations	302	(35,456)

Investing Activities	-	-
Related party notes receivable	(80,244)	-
Net Cash Used In Investing Activities - continuing operations	(80,244)	-
Net Cash Used In Investing Activities - discontinued operations	-	-

Financing Activities
Proceeds from notes payable	135,000	-
Due to related parties	-	-
Proceeds from issuance of common shares	975,925	-
Net changes in financing activities – discontinued operations	-	35,015
Net Cash Provided By Financing Activities - continuing operations	1,110,925	-
Net Cash Provided By Financing Activities - discontinued operations	-	35,015

Increase (Decrease) in Cash - continuing operations	36,928	-
Increase (Decrease) in Cash - discontinued operations	-	(141)

Cash – Beginning of Period - continuing operations	6,104	-
Cash – Beginning of Period - discontinued operations	-	1,704

Cash – End of Period – continuing operations	43,032	-
Cash – End of Period – discontinued operations	-	1,263

MEDIJANE HOLDINGS, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Continued from previous page)

Supplemental disclosures
Interest paid	-	-
Income tax paid	-	-
Non-cash issuance of stock for consulting agreements	200,000	-
Non-cash issuance of stock for license agreement, related party	13,000,000	-
Non-cash issuance of stock for distribution agreement	172,000	-

(The accompanying notes are an integral part of these financial statements)

MEDIJANE HOLDINGS, INC.

Notes to the Unaudited Consolidated Financial Statements

1.

Nature of Operations and Continuance of Business

The company was incorporated in the State of Nevada on April 21, 2009 under the name Mokita Exploration, Ltd. (the “Company”).  On February 27, 2014, there was a change of control of the Company.  On February 28, 2014, our board of directors and a majority of holders of the Company’s voting securities approved a change of name of the Company to MediJane Holdings Inc.  A Certificate of Amendment to effect the change of name was filed and became effective with the Nevada Secretary of State on March 4, 2014.  A Certificate of Correction was subsequently filed with the Nevada Secretary of State on March 6, 2014 to correct a spelling error in the Company’s new name.  These amendments have been reviewed by FINRA and were approved for filing with an effective date of March 12, 2014.  The name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on March 12, 2014 under our new ticker symbol "MJMD".

On February 27, 2014, after the change of control, the Company became a sales and distribution company focused on cannabinoid infused products for the treatment of medical conditions.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company’s total operating expenditure plan for the following twelve months will require significant cash resources to meet the goals of its business plan.  The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

Basis of Presentation - The accompanying unaudited condensed financial statements of Medijane Holdings Inc. have been prepared in accordance with generally accepted accounting principles (“GAAP”) for interim financial statements, instructions to Form 10-Q, and Regulation S-X.  Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.  These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in our annual report on Form 10-K for the year ended February 28, 2014 filed with the SEC on June 13, 2014 (“Annual Report”).  In management’s opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation to make our financial statements not misleading have been included.  The results of operations for the three and nine month periods ended November 30, 2014 and 2013 presented are not necessarily indicative of the results to be expected for the full year.  The February 28, 2014 balance sheet has been derived from our audited financial statements included in our Annual Report.

Basis of Consolidation – The consolidated financial statements include the accounts of Medi Holdings, Inc. and its wholly-owned subsidiaries.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

A significant item that requires management's estimates and assumptions is the estimate of proved oil reserves which are used in the calculation of depletion, impairment of its properties and asset retirement obligations. Other items subject to estimates and assumptions include the carrying amount of property, plant and equipment, valuation allowances for income taxes, valuation of derivatives instruments and accrued liabilities, among others. Although management believes these estimates are reasonable, actual results could differ from these estimates.

Cash and cash equivalents - The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. At November 30, 2014 and February 28, 2014, the Company did not hold any cash equivalents.

Accounts receivable - Accounts receivable consists of trade accounts arising in the normal course of business.  No interest is charged on past due accounts.  Accounts receivable are carried at the original invoice amount less a reserve for doubtful receivables based on a review of all outstanding amounts on a monthly basis.

Basic and Diluted Net Loss per Share - The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.  At November 30, 2014, the Company had outstanding stock options outstanding, the Company does not deem these options to be dilutive as the exercise price exceeds the current fair market value of the Company’s common stock.  At November 30, 2014 and 2013, the Company had did not have potentially dilutive shares outstanding.

Financial Instruments - Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities, amounts due to related parties, and convertible debenture. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Derivative Financial Instruments - The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks.

The Company reviews the terms of the common stock, warrants and convertible debt it issues to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. The Company uses a Black-Scholes model for valuation of the derivative. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value.

The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense, using the effective interest method.

Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net cash settlement of the derivative instrument could be required within the 12 months of the balance sheet date.

Comprehensive Loss - ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at November 30, 2014 and 2013, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Stock-based Compensation - The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505-50 - Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

We account for share-based payments granted to non-employees in accordance with ASC Topic 505, “Equity Based Payments to Non-Employees.” The Company determines the fair value of the stock-based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

The fair value of each share based payment is estimated on the measurement date using the Black-Scholes model with the following assumptions, which are determined at the beginning of each year and utilized in all calculations for that year:

Risk-Free Interest Rate. We utilized the U.S. Treasury yield curve in effect at the time of grant with a term consistent with the expected term of our awards.

Expected Volatility. We calculate the expected volatility based on a volatility index of peer companies as we did not have sufficient historical market information to estimate the volatility of our own stock.

Dividend Yield. We have not declared a dividend on its common stock since its inception and have no intentions of declaring a dividend in the foreseeable future and therefore used a dividend yield of zero.

Expected Term. The expected term of options granted represents the period of time that options are expected to be outstanding.  We estimated the expected term of stock options by using the simplified method.  For warrants, the expected term represents the actual term of the warrant.

Forfeitures. Estimates of option forfeitures are based on our experience. We will adjust our estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

Revenue Recognition – The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin Topic 13 when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable and collection is probable. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a fee is based upon a variable such as acceptance by the customer, the Company accounts for the fee as not being fixed and determinable. In these cases, the Company defers revenue and recognizes it when it becomes due and payable. Up-front engagement fees are recorded as deferred revenue and amortized to income on a straight-line basis over the term of the agreement, although the fee is due and payable at the time the agreement is signed or upon annual renewal. Payments related to substantive, performance-based milestones in an agreement are recognized as revenue upon the achievement of the milestones as specified in the underlying agreement when they represent the culmination of the earnings process.

The Company assesses the probability of collection based on a number of factors, including past transaction history with the customer and the current financial condition of the customer. If the Company determines that collection of a fee is not reasonably assured, revenue is deferred until the time collection becomes reasonably assured. Significant management judgment and estimates must be made and used in connection with the revenue recognized in any accounting period. Material differences may result in the amount and timing of our revenue for any period if our management made different judgments or utilized different estimates.

Shipping and Handling costs— shipping and handling costs are included in cost of sales in the Statements of Operations.

Recent Accounting Pronouncements - The recent accounting pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

Reclassifications - Certain amounts in the prior period financial statements have been reclassified to conform with the current period presentation. These reclassifications had no effect on previously reported losses, total assets or stockholders equity.

3.

Variable Interest Entity

The Company follows the guidelines in FASB Codification of ASC 810 “Consolidation”which indicates "a legal entity that is deemed to be a business need not be evaluated by a reporting entity to determine if the legal entity is a Variable Interest Entity (“VIE")” unless any one of four conditions exist:

-	The reporting entity, its related parties, or both participated significantly in the design or redesign of the legal entity;
-	The legal entity is designed so that substantially all of its activities involve or are conducted on behalf of the reporting entity and its related parties;
-	The reporting entity and its related parties provide more than half of the total of the equity, subordinated debt, and other forms of subordinated financial support to the legal entity; or
-	The activities of the legal entity are primarily related to the securitizations or other forms of asset-backed financings or single-lessee leasing arrangements.

 A VIE is an entity that either (a) has insufficient equity to permit the entity to finance its activities without additional subordinated financial support or (b) has equity investors who lack the characteristics of a controlling financial interest. A VIE is consolidated by its primary beneficiary. The primary beneficiary has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE. If we determine that we have operating power and the obligation to absorb losses or receive benefits, we consolidate the VIE as the primary beneficiary, and if not, we do not consolidate. The Company has not identified any VIEs as of November 30, 2014.

Due to the application of the FASB codification it is management’s opinion that the Company is a VIE under the control of Phoenix Bio Pharmaceuticals and its shared related parties.  This is primarily due to the fact that the design of the Company was significantly participated in by related parties of Phoenix Bio Pharmaceuticals and because Phoenix Bio Pharmaceuticals is exclusively dependent upon the Company for the use, sale, and distribution of its products.

4.

Intangible Assets

Effective September 1, 2014, the Company changed its method of computing amortization from a sales percentage method to the straight-line method for the intangible assets. Based on Statement of Financial Accounting Standards , “Accounting Changes and Error Corrections” FASB ASC 250, the Company determined that the change in depreciation method from an sales percentage method to a straight-line method is a change in accounting estimate affected by a change in accounting principle. Per FASB ASC 250, a change in accounting estimate affected by a change in accounting principle is to be applied prospectively. The change is considered preferable because the straight-line method will more accurately reflect the pattern of usage and the expected benefits of such assets and provide greater consistency with the depreciation methods used by other companies in the Company's industry. The net book value of intangible assets acquired prior to September 1, 2014 with useful lives remaining will be depreciated using the straight-line method prospectively. As a result of the change to the straight-line method of amortizing the Company’s intangible assets, amortization expense increased $650,000 for the three month period ended November 30, 2014 and the increase is expected to approximate a total of one tenth of the 10 year useful life of intangible assets by the fiscal year end in 2015.

5.

License Agreement -  Phoenix Bio Pharmaceuticals, Inc.

On March 14, 2014, the Company entered into a License Agreement with Phoenix Bio Pharmaceuticals Corporation (“Phoenix Bio Pharm”) where Phoenix Bio Pharm has granted exclusive rights to the Company for North America to exploit all presently owned and after-acquired intellectual property rights and know-how of Phoenix Bio Pharm for certain medical cannabinoid products and delivery systems for the treatment and management of illnesses.  The term of the License Agreement is Ten (10) years.  In consideration of the acquired license, the Company issued 26,000,000 shares of common stock to Phoenix Bio Pharm, valued at $13,000,000 based on a discounted cash flow model and the fair value of the assets acquired in the license agreement.  The Company will amortize the cost of the License Agreement over the ten year life.  As of November 30, 2014, the Company has recorded $650,000 of amortization expenses related to this License Agreement.

6.

Distribution Agreement – Go Kush, Inc.

On May 13, 2014, the Company entered into a distribution agreement with GoKush.com (www.gokush.com) that is part of a not-for-profit California Cooperative Corporation that is dedicated to providing safe and legal access to medical marijuana for patients throughout California.  Pursuant to the Agreement, amongst other things, GoKush agreed to become the online ordering platform for the ordering and re-stock of the Company’s products in California for a ten (10) year term and the Company has issued GoKush 200,000 shares of the Company’s restricted common stock valued at $172,000.  The Company will amortize the cost of the Distribution Agreement over the ten year life beginning October 2014 when on-line sales of product commenced.  As of November 30, 2014, the Company has recorded $250 of amortization expense related to this distribution agreement.

7.

MediHoldings, Inc.

On March 17, 2014, MediHoldings, Inc. (“MediHoldings”), a Colorado corporation, was formed as a wholly-owned subsidiary of the Company.

8.

MediSales (CA), Inc.

On June 27, 2014, MediSales (CA), Inc. (“MediSales”), a California corporation, was formed as a wholly-owned subsidiary of the Company.

9.

Discontinued Operations

On March 1, 2014, the Company discontinued its prior operations as an oil and gas company and began its operations as a sales and distribution company focused on cannabinoid infused products for the treatment of medical conditions.  The statements for the three and nine months ended November 30, 2013, and inception to date have been adjusted to reflect the accounting treatment related to the discontinued operations.

10.

Related Party Transactions

Martin Tindall

Mr. Martin Tindall, assists the Company with business development activities through the Advisory Services Agreement with Kronos as discussed below.  Mr. Tindal serves as the CEO of Kronos.  Additionally, Mr. Tindal has provided new product development services through a New Product Development Agreement with Phoenix Pharms Capital Corporation, as discussed below.  Mr. Tindall services as CFO and a Director of Phoenix Pharms Capital Corporation.  Mr. Tindall also serves as a director of Phoenix Bio Pharmaceuticals Inc.

Kronos International Investments Ltd. (“Kronos”)

Sublease Agreement:  Effective March 1, 2014, the Company entered into a Sublease Agreement with Kronos International Investments, Ltd for a four (4) year term.  The monthly sublease rent is $2,500 per month.  During the nine months ended November 30, 2014, the Company paid Kronos $22,500 in rent expense, and paid security deposit of $1,250.

Advisory Services: Effective March 1, 2014, the Company engaged Kronos to provide Advisory Services for a monthly retainer fee of $10,000 per month.  The advisory services include and are not limited to accounting and corporate compliance, business development and strategic planning services, corporate advisory and operational oversight.   Between March 1, 2014 and November 30, 2014, expenses related to the Advisory Services totaled $110,000. At November 30, 2014, the Company prepaid Kronos $10,000 for its services for the month of December 2014, recorded as prepaid expenses, related party.

Phoenix Bio Pharmaceuticals, Inc. (“Phoenix Bio Pharm”)

License Agreement:  On March 14, 2014, the Company entered into a License Agreement with Phoenix Bio Pharm where it has granted exclusive rights to the Company for North America to exploit all presently owned and after-acquired intellectual property rights and know-how of Phoenix Bio Pharm for certain medical cannabinoid products and delivery systems for the treatment and management of illnesses.  The term of the License Agreement is Ten (10) years.  In consideration of the acquired license, the Company issued 26,000,000 shares of common stock to Phoenix Bio Pharm, valued at $13,000,000 based on a discounted cash flow model and the fair value of the assets acquired in the license agreement. The Company will amortize the cost of the License Agreement over the ten year life.  As of November 30, 2014, the Company has recorded $650,000 of amortization expense related to this agreement.

Inventory Procurement:  Between March 1, 2014 and November 30, 2014, the Company has advanced Phoenix Bio Pharm $197,860 for the purchase of inventory.

Product Development - Between March 1, 2014 and November 30, 2014, the Company has recorded product development expenses paid to Phoenix Bio Pharm totaling $15,000.

Phoenix Pharms Capital Corporation (“Phoenix Pharms”)

Loan Funding:  From time to time, Phoenix Pharms has loaned the Company short term loans to cover its working capital needs.  Between March 1, 2014 and November 30, 2014, Phoenix Pharms advanced the Company $10,029.  As of November 30, 2014, this loan was paid in full.

Expense pass-through:  The Company and Phoenix Pharms share pro-rata in certain expenses for shared resources, typically for shared travel and consulting services.  Between March 1, 2014 and November 30, 2014, Phoenix Pharms invoiced pass through expenses to the Company totaling $30,421.   At November 30, 2014, the Company has applied the outstanding balance of $6,020 of pass through expenses against the related party loan as discussed below.

Related Party Loan:  On September 18, 2014, the Company advanced Phoenix Pharms a total of $85,000 as a short term loan.  The loan bears a simple interest rate of 8% and was due and payable on November 30, 2014.  The Company has applied $6,020 of pass through expenses against the related party loan reducing the principal balance at November 30, 2014 to $78,980.  As of November 30, 2014, the Company has recorded interest income of $1,264 on this loan.

New Product Development Agreement:  On October 23, 2014, the Company entered into a New Product Development Agreement (the “NPD Agreement”) with Phoenix Pharms for use of Phoenix Pharms’ expertise in identifying new product business development opportunities related to expanding the Company’s product offerings.  The NPD Agreement is for a period of four months at $16,000 per month.  As of November 30, 2014, the Company had paid $64,000 towards the NPD Agreement and has no further obligations under the NPD Agreement.

Russell Stone:  Mr. Russell Stone, the Company’s Chief Executive Officer, holds approximately 14% of the outstanding common shares of Phoenix Pharms Capital Corporation indirectly through a trust.

Lewis “Spike” Humer:

Mr. Humer, a director of the Company, serves as CEO and a director of Phoenix Bio Pharmaceuticals and CEO and a director of Phoenix Pharms Capital Corporation.  As of August 2014, the Company began paying Mr. Humer a consulting fee of $1,500 per week.  As of November 30, 2014, the Company has paid Mr. Humer $15,000 and has accrued a related party payable to Mr. Humer of $4,500.

11.

Common Stock

The Company has authorized 1,000,000,000 shares of its common stock, $0.001 par value.  On November 30, 2014, there were 89,410,000 shares of common stock issued and outstanding and 230,300 shares of common stock reserved for issuance.  Effective August 23, 2013, the Company filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized, issued and outstanding shares of common stock on a 10 new for 1 old basis and, consequently, an increase to our authorized share capital from 100,000,000 to 1,000,000,000 common shares, with a par value of $0.001 per share.

On February 27, 2014, the Company issued 5,000,000 shares to its Chief Executive Officer, who agreed to retire the 5,000,000 common shares and return them to the unissued, authorized common shares of the Company in exchange for a stock option.

On March 13, 2014, the Company issued 200,000 shares of its restricted common stock to GoKush, Inc. as described in Note 5.  On July 1, 2014, these restricted shares were issued.

On March 14, 2014, the Company issued 26,000,000 shares of its restricted common stock to Phoenix Bio Pharm as described in Note 4. On July 1, 2014, these restricted shares were issued.

During the nine months ended November 30, 2014, the Company sold 400,300 shares of its restricted common stock to accredited investors for consideration for proceeds of $375,925.  At November 30, 2014, 230,300 shares are reserved for issuance, and will be issued in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On November 19 2014, the Company reserved for issuance 200,000 shares of its common stock as prepaid compensation related to two consulting agreements each for one-year of marketing services.  The Company values the issuance of shares at $119,666, which will be amortized over the twelve months beginning November 2014 to October 2015.

During the nine months ended November 30, 2014 the Company sold 6,666,667 shares of its restricted common stock to YP Holdings for $600,000 under a Securities Purchase Agreement as discussed below.  As of November 30, 2014, these shares are reserved for issuance, and will be issued in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

12.

Common Stock Options

2014 Stock Awards Plan:  Effective June 4, 2014, the Board of Directors adopted the 2014 Stock Awards Plan (the “Plan”) under which the Company is authorized to grant employees, directors, and consultants (“Participant”) incentive and non-qualified stock options.  Pursuant to the Plan, the Company is authorized to grant an aggregate of 10,000,000 stock options to purchase common stock of the Company.  The stock option price and vesting terms are determined by the Board of Directors or Compensation Committee (the “Committee”), and evidenced by a stock option agreement extended to the Participant.  The options granted generally terminate five years from the date of issuance.

Effective February 27, 2014, the Company’s former CEO and Director was granted incentive stock options to purchase 5,000,000 common shares of the Company at $0.34 per common share valued at $551,363.   Immediately upon the grant of the option, options to purchase 2,500,000 common shares vested.  The option to purchase the remaining 2,500,000 common shares shall vest in equal amounts over the next three years ending February 27, 2017.

The following table describes stock options outstanding and exercisable at November 30, 2014:

Options Outstanding and Exercisable
	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number	Price	Life	Number	Price	Life

$0.34	5,000,000	$ 0.34	5	2,500,000	$0.34	5
	5,000,000			2,500,000

13.

Convertible Promissory Note

On June 24, 2014, the Company entered into a securities purchase agreement with Typenex Co-Investment, LLC, a Utah limited liability company.  Under this agreement, the registrant has issued a secured convertible promissory note in the original principal amount of $1,105,000, deliverable in eleven tranches (the “Typenex Note”).  On the closing date, Typenex delivered the initial cash purchase price of $150,000, plus any interest, costs, fees or charges accrued under the Typenex Note, including the original issue discount of $20,000.  The outstanding principal and accrued and unpaid interest on the Typenex Note is convertible at any time into shares of common stock at a conversion price of $1.00, subject to adjustment as described below (the “Lender Conversion Price”).  As of June 24, 2014, the Company evaluated the Beneficial Conversion Feature under this note and determined as of June 24, 2014, there was no beneficial conversion feature as the Lender Conversion Price exceeded the fair market value of the Company’s common stock.

As of November 30, 2014, the company has received net proceeds of $135,000 related to this convertible promissory note, representing $150,000 less financing costs of $15,000.  During the nine months ended November 30, 2014 the Company has recorded interest expense of $7,725, and amortization expense of $554,413 related to the amortization of the original issue discount and the full-value of the warrant discussed below ($552,500).

Each subsequent tranche will be in the amount of $85,000, plus any interest, costs, fees or charges accrued thereon under the terms of the Typenex Note, including the original issuer discount of $8,500.  Each tranche will be accompanied by its own secured investor note (the “Investor Notes”).  The Company has agreed to pay $5,000 to cover Typenex’s legal fees, accounting costs, due diligence, monitoring and other transaction costs in connection with the purchase and sale of the Typenex Note.  All loans received bear an interest rate of 10% per annum.  The loan is due 23 months after the initial cash purchase price is delivered to the Company.  Typenex has pledged a 40% membership interest in Typenex Medical, LLC to secure its obligations under all of the Typenex Notes.

A warrant to purchase shares of the Company has been issued to Typenex as of June 24, 2014.  This warrant grants Typenex the ability to purchase a number of fully paid and non-assessable shares of the Company’s stock, par value $0.001, equal to $552,500 divided by the market price.  This warrant is issued pursuant to the terms of the securities purchase agreement as described above.

Provided there is an outstanding balance, the Company will pay an installment amount equal to $61,388.89 plus any accrued and unpaid interest on the installment due date, which is six months after the initial loan disbursement.  This installment amount is the maximum that must be paid on any given installment due date, and is limited by the amounts owed.  This amount can be converted at the lesser of either the lender conversion price or at 70% of the average of the three lowest closing bid prices in the 20 trading days immediately preceding the applicable conversion.  Should the average trading price be less than $0.35 during any such period, then the conversion factor will be reduced to 65% for all future conversion, additionally the conversion price will be reduced by 5% if the Company’s common stock is not available for DWAC.  Should the Company decide to prepay this amount, there is a prepayment premium equal to 125% of the outstanding balance of the Typenex Note.  Should the prepayment premium not be paid within 2 days of the prepayment notice, the Company forfeits its right to prepay the Typenex Note.

Under this agreement, Typenex has the right at any time after the purchase price date until the outstanding balance has been paid in full to convert any or all of the outstanding balance into shares of the Company’s common stock under the following formula: the number of shares issued equals the amount being converted divided by $1.  These shares must be delivered to Typenex within three trading days of the conversion notice being given to the Company.  Should any shares be sold to Typenex or any third party at a value that is less than the effective lender conversion price, then the lender conversion price will be reduced to equal such lower issuance price.  The effective lender conversion price will also be adjusted as needed upon any forward or reverse split of the Company’s shares.  Should the Company fail to deliver the shares in a timely manner, a late fee of the greater of $500 per day and 2% of the applicable lender conversion share value rounded to the nearest multiple of $100 will be assed for each day after the third that the Company is late (though not exceeding 200% of the applicable lender conversion share value.

In the event of a default, the Typenex Note may be accelerated by Typenex by providing written notice to the Company.  The outstanding balance is immediately due and payable at the greater of the outstanding balance divided by the installment conversion price, or the default effect, which is calculated by multiplying the conversion eligible outstanding balance by 15% for each major default or 5% for each minor default and then adding the resulting product to the outstanding balance as of the date of default.  In addition, an interest rate of the lesser of 22% per annum (or the maximum rate permitted under law) will be applied to the outstanding balance.  Typenex is prohibited from owning more than 4.99% of the Company’s outstanding shares, unless the market capitalization of the Company’s common stock is less than $10,000,000, in which case Typenex is prohibited from owning more than 9.99% of the Company’s outstanding shares.

On a date that is 23 trading days from each date that the Company delivers conversion shares to Typenex, there is a true-up date in which the Company will deliver additional shares if the installment conversion price on that date is less than the installment conversion price used in the applicable installment notice.  These additional shares will be equal to the difference between the number of shares that would be delivered to Typenex at the time of the true-up date and the amount originally delivered.

14.

Promissory Note

On August 29, 2014, the company entered into a Promissory Note with YP Holdings, LLC for gross proceeds $100,000 as an advance towards the Securities Purchase Agreement dated September 17, 2014 described in Note 13 (the “YP Note”).  The YP Note matures in 60-days and bears interest of 12% per annum.  During the nine months ended November 30, 2014, the Company recorded $18,000 in financing fees related to the YP Note.  On September 17, 2014, the YP Note converted to equity in connection with the Securities Purchase Agreement dated September 17, 2014 as discussed below.  The Company has no further obligation under the YP Note.

Securities Purchase Agreement

On September 17, 2014, the Company entered into a securities purchase agreement with YP Holdings, LLC.  YP Holdings, LLC has no material relationship with the Company other than with respect to this agreement.

Under this agreement, the purchasers will be purchasing units of one common share and two warrants to purchase common shares for $0.09 per unit, for a total of $600,000.  The common shares have a par value of $0.001 per share.  The warrants are exercisable for five years from the date of issuance and shall have an initial exercise price equal to $0.20.  As a result of this agreement, the Company will issue 6,666,667 common shares and 13,333,334 warrants to the purchasers.  On August 29, 2014 and September 17, 2014, the Company received gross proceeds of $100,000 and $500,000, respectively and has recorded financing fees of $18,000 and $52,000, related to this agreement.

The warrants can be exercised by paying the price for shares as stipulated by the warrant, or through cashless exercise, through which the purchaser will be issued a number of shares equal to the number of warrant shares applied to the subject exercise multiplied by the current market price on the date of conversion minus the exercise price on that date.  This total is then divided by the current market price on the date of conversion.  The cashless exercise may only be exercised after six months have passed from the original issuance of the warrants.

The purchaser has waived the clause prohibiting conversion of warrants into common shares if that would result in the purchaser owning in excess of 4.99% of the outstanding shares.  A second clause prohibits the conversion of warrants if the purchaser owns in excess of 9.99% of the outstanding common shares.  This clause can be waived by the purchaser providing notice of waiver.

The Company has agreed to pay a flat $20,000 to YP Holdings, LLC to reimburse them for the fees and expenses incurred by it in connection with its due diligence review of the Company and the preparation, negotiation, executive, delivery and performance of the agreement.

The two parties also entered into a registration rights agreement.  Under this agreement, the Company will prepare and file a registration statement on Form S-1 in order to register all shares issued under the securities purchase agreement.  The Company will keep the registration statement continuously effective for a period of two years following the effective date of the registration statement.  The Company will pay all reasonable fees and expenses incurred with respect to this agreement.  Unless previously agreed to in writing, the Company may not register any shares other than those intended to be sold under this agreement.

Should the Company fail to comply with the registration rights agreement, the Company agrees to pay liquidated damages to YP Holdings, LLC equal to 3% of the purchase price of the common shares paid by the purchaser for the first 30 day period, and 2% of such purchase price for each subsequent 30 day period.  These payments are payable upon demand in cash.

Pursuant to the registration rights agreement, the Company agreed to several lock-up agreements between itself and four shareholders of the Company: Phoenix Bio Pharmaceuticals Corporation, Ronald Lusk, Lewis Humer, and Caduceus Industries LLC.  Under these agreements, each shareholder has agreed that they will not offer, pledge, sell, contract to sell, grant any options for sale or transfer, distribute or dispose of, directly or indirectly, any shares of the Company for a 90 day period following the date that the registration statement is declared effective.

Additionally, on September 16, 2014, the Company issued warrants to purchase 533,333 common shares to consultants for services rendered.  The warrants expire five years from the date of issuance and are exercisable for $0.20 per share.  The Company has valued these warrants using the Black Scholes option pricing model and has recorded expense related to the issuance of these warrants totaling $104,578 during the quarter ended November 30, 2014.

15.

Subsequent Events

Resignation of Director

On February 18, 2015, Ronald Lusk resigned from his position as a director of the Company.

License Agreement – Phoenix BioPharmaceuticals

On January 5, 2015, the Company entered into an additional license agreement with Phoenix Bio Pharmaceuticals Corporation to expand the territories covered under its original license agreement dated March 14, 2014.  Under the terms of the additional license agreement, the Company acquired the marketing rights to distribute products developed by Phoenix Bio Pharmaceuticals Corporation in Australia and New Zealand for ten years.  In exchange for the license, the Company has issued 250,000,000 restricted common shares at $0.016 per common share, for an aggregate value of $4,000,000.  This amount represents 33% over the market value on the date of execution of the license agreement.  The Company will begin to amortize the value of the license agreement upon the first sale in one of the two countries covered by the license, and will continue to amortize over the life of the license agreement.

Convertible Promissory Note - CannaVest

On December 23, 2014, the Company entered into a convertible promissory note for $1,200,000 with CannaVest Corp.  The note represents $1,200,000 worth of raw material inventory to be obtained from CannaVest Corp. to use in the Company’s cannabidiol product formulations.  The note accrues simple interest at a rate of 10% per annum and is due and payable in six months from the date of issue.  The note cannot be prepaid.  At any time, the outstanding principal amount of this note and all accrued but unpaid interest under this note can be converted into common shares at a price equal to the lesser of $0.02 per common share, the closing sale price, or the average of the lowest closing sale prices of the Company’s common shares during the five trading day period immediately preceding the date of such determination.

Should the Company default on this convertible promissory note, all outstanding obligations payable by the Company are immediately due and payable.  In addition, CannaVest Corp. may exercise any other right, power or remedy permitted by law.  Further, upon even of default, all unpaid obligations under this note shall bear interest at the rate of 12% per annum.

Warrant Agreement

In connection with the convertible promissory note dated December 23, 2014, the Company subsequently issued warrants to purchase 20,000,000 common shares at an exercise price of $0.02 per common share to Kisha Spendthrift Trust, an affiliate of CannaVest Corp.  These warrants were issued on January 6, 2015.  In exchange for these warrants, the Company shall have access to the technical and management staff of CannaVest Corp. for the development of products to be manufactured from cannabidiol sourced from CannaVest Corp.  The Company has valued these warrants using the black scholes option pricing model at $197,663 and will record the expense related to the warrants in its fourth fiscal quarter of 2014.

Phoenix Pharms Capital Promissory Note

On January 16, 2015, the Company extended the terms of the Promissory Note with Phoenix Pharms Capital from November 30, 2014 to February 28, 2015.

Convertible Promissory Note – Typenex

Notice of Default – on January 9, 2015, the Company received a Notice of Default from Typenex under the Convertible Promissory Note described in Note 12 above.  In the letter, the noteholder described two major defaults where the Company failed to meet its obligations under the Typenex Note.  The first default was triggered on December 16, 2014 related to a request from the noteholder to increase the number of shares reserved for issuance under the Typenex Note on the books of the Company’s transfer agent.  The second default was triggered on December 27, 2014, when the Company failed to make its first installment payment of $61,888.89 according to the terms of the Typenex Note.  Each default triggered a penalty of 115% of the then outstanding principal and accrued and unpaid interest and triggers the interest rate to 22%. As of January 9, 2015, the outstanding principal, accrued interest and accrued penalties on the Typenex Note was $239,483.61.  On January 23, 2015, the Company satisfied its first default by instructing its transfer agent to reserve a total of 50,925,000 shares of common stock covering the potential conversion of the original principal value of the Typenex Note ($1,100,000) plus common shares issuable upon the exercise of warrants underlying the Typenex Note.  On February 12, 2015, the Company received a notice from Typenex waiving the penalties on the December 16, 2014 default and waived $26,755.16 of penalies imposed on December 16, 2014.  Under the terms of the Typenex Note, the Lenders Conversion Price will reset to 60% of the average of the three lowest closing bid prices of the Company’s common stock in the 20 days prior to conversion.  As of December 16, 2014, the Company has re-evaluated the beneficial conversion feature under the Typenex Note and has recorded a liability for the beneficial conversion feature totaling $230,392.  This discount will be amortized over the remaining life of the Typenex Note.

On February 3, 2015, the Company exercised its borrower offset right under the Typenex Note.  Through this offset right, the Company is entitled to deduct and offset any amount owing by Typenex under the initial securities purchase agreement dated June 24, 2014 from any amount owed by the Company under the note.  The combined balance of the secured investor notes and the investor notes as of the January 28, 2015 offset date was $890,800.  In addition, the note balance prior to the offset included $85,000 of unearned original issue discounts.

In conjunction with the Company’s exercise of its offset right, the Company and Typenex each hereby acknowledge that the secured investor notes and the investor notes were offset against the Company balances owed under the note as of the offset date, and as a result thereof, each of the secured investor notes and the investor notes is deemed to have been paid in full and are now cancelled and terminated and the Company balance owed under the note has been reduced to $218,028.47 as of the offset date.  Additionally, the Company specifically acknowledges that Typenex has no further obligations under any of the secured investor notes and investor notes.

Further, the Company acknowledges that the investor pledge agreement, dated June 24, 2014, and all security interests granted thereunder with respect to the collateral (as defined in the investor pledge agreement have terminated and all such security interests shall be deemed released.

Notice of Conversion – Between January 15, 2015 and March 2, 2015, the Company has received conversion notices from its noteholder on the Typenex Note to convert principal on the Typenex Note into shares of the Company’s Common Stock at a market price as defined by the Typenex Note.  The table below lists the conversion activity and the shares of common stock issued pursuant to each conversion:

Date of Notice	Principal	Market Price*	Common Stock issued
January 15, 2015	$20,000	$0.00712	2,808,989
February 5, 2015	$18,500	$0.00257	7,206,856
March 2, 2015	$14,000	$001393	10,050,257
Total	$52,500		20,066,102

14,666,667 Common Shares on behalf of the Selling Shareholders

13,866,667 Common Shares to be Issued upon Exercise of Warrants

Prospectus

MediJane Holdings Inc.

March __, 2014

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SHAREHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

The registrant shall pay the expenses.

SEC Registration Fee	$ 475.64
Printing and Engraving Expenses	$ 1,500.00
Legal Fees and Expenses	$ 28,000.00
Accounting Fees and Expenses	$ 8,000.00
Miscellaneous	$ 800.00
TOTAL	$ 38,775.64

Item 14.  Indemnification of Directors and Officers

The registrant shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.  We shall indemnify any officer or director in connection with any proceedings, including appeals, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the registrant and they had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the registrant or had reasonable cause to believe that his or her conduct was unlawful.

No indemnification shall be provided to any covered person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall the registrant indemnify any covered person seeking indemnification in connection with a proceeding initiated by such person except where such proceeding was authorized by the Board of Directors, nor shall the registrant indemnify any covered person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

The registrant may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the registrant against any liability asserted against or incurred by the individual in that capacity or arising from his or her status as an officer, director, agent, or employee, whether or not the registrant would have the power to indemnify such person against the same liability under Nevada state law.  We do not currently have any insurance policies covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise , and do not have any plans to purchase such policies at this time.

Item 15.  Recent Sales of Unregistered Securities

Other than as disclosed below, we did not sell any equity securities which were not registered under the Securities Act during the year ended February 28, 2014 that were not otherwise disclosed on our quarterly reports on Form 10-Q or our current reports on Form 8-K filed during the year ended February 28, 2014.

On March 13, 2014, the registrant reserved for issuance 200,000 shares of its restricted common stock to GoKush, Inc. as described in Note 4.  These shares were valued at $172,000.  On July 1, 2014, these restricted shares were issued.  These shares were issued under the Section 4(a)(2) private placement exemption.  GoKush has enough knowledge to be considered sophisticated investors, they had access to the type of information normally provided in a prospectus, and has agreed not to distribute the securities to the public.

On March 14, 2014, the registrant reserved for issuance 26,000,000 shares of its restricted common stock to Phoenix Bio Pharm as described in Note 3.  These shares were valued at $13,000,000.  On July 1, 2014, these restricted shares were issued.  These shares were issued under the Section 4(a)(2) private placement exemption.  Phoenix Bio Pharm has enough knowledge to be considered sophisticated investors, they had access to the type of information normally provided in a prospectus, and has agreed not to distribute the securities to the public.

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit          Description

  3.1          Articles of Incorporation and amendments.  Incorporated by reference to the Form S-1 filed June 3, 2010, Form 8-K filed October 1, 2013 and Form 8-K filed March 12, 2014.

  3.2          By-Laws.  Incorporated by reference to the Form S-1 filed June 3, 2010.

   5            Consent and Opinion of J.M. Walker & Associates regarding the legality of the securities being registered.

  10.1        Securities purchase agreement between MediJane Holdings Inc. and YP

                    Holdings LLC.  Incorporated by reference to the Form 8-K filed September

                    23, 2014

  10.2        Registration rights agreement between MediJane Holdings Inc. and YP

                    Holdings LLC.  Incorporated by reference to the Form 8-K filed September

                    23, 2014

  10.3        Lock-up agreement between MediJane Holdings Inc. and certain shareholders of MediJane Holdings Inc.  Incorporated by reference to the Form 8-K filed

                  September 23, 2014

  10.4        License agreement between MediJane Holdings Inc. and Phoenix Bio

                  Pharmaceuticals Corporation, dated March 14, 2014.  Incorporated by reference to the Form 8-K filed March 18, 2014

  10.5       Distribution agreement between MediJane Holdings Inc. and GoKush.com

                   LLC, dated May 13, 2014.  Incorporated by reference to the Form 8-K filed

                   May 20, 2014

  10.6       Employment agreement with Ron Lusk

  10.7       Securities purchase agreement between MediJane Holdings Inc. and Typenex

                  Co-Investment, LLC, dated June 24, 2014.  Incorporated by reference to the

                  Form 8-K filed July 15, 2014.

  10.8       Sublease agreement between MediJane Holdings Inc. and Kronos International

                  Investments Ltd.

  11           Statement of Computation of Per Share Earnings

                    This Computation appears in the Financial Statements.

  23.1        Consent of DKM Certified Public Accountants, a Certified Public Accountant

  23.2        Consent of Goldman Accounting Services CPA, PLLC, a Certified Public Accountant

  99.1        A full list of all subsidiaries of MediJane Holdings Inc.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

        iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Longmont, State of Colorado, on March 20, 2015.

MediJane Holdings Inc.

By: /s/ Russell Stone

            Russell Stone

            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/Russell Stone                                         Dated: March 20, 2015

           Russell Stone

           Chief Executive Officer

           Chief Operating Officer

           Interim Chief Financial Officer

           Controller

By:  /s/Ron Lusk                                               Dated: March 20, 2015

           Ron Lusk

           Director

By:  /s/Lewis “Spike” Humer                           Dated: March 20, 2015

           Lewis “Spike” Humer

           Director